UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ⌧
Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

BRIDGEWATER BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

BRIDGEWATER
BANCSHARES, INC.

# 2023 PROXY STATEMENT
## BRIDGEWATER BANCSHARES, INC.

4450 Excelsior Blvd., Suite 100

St. Louis Park, MN 55416

Fellow Shareholders,

On behalf of the Board of Directors of Bridgewater Bancshares, Inc., I would like to invite you to join us at our 2023 Annual Meeting of Shareholders, which will again be held virtually through a live webcast. Our virtual meeting will be held on Tuesday, April 25, 2023 at 2:00 p.m., Central Time. Please see the enclosed Notice of Annual Meeting of Shareholders for additional details regarding the meeting.

Bridgewater had another successful year in 2022 driven by our consistent business model that again produced robust loan growth, a high level of efficiency, superb asset quality and an unconventional culture that continues to differentiate us in the market. With a deepening brand presence in the Twin Cities and the strong relationships we have built, we were able to win loan deals with high-quality clients despite the rising interest rate environment. We also maintained one of the best efficiency ratios in the industry while continuing to make key investments in the business, including the launch of a new commercial loan origination platform. In addition, our asset quality remained superb due in part to our measured risk selection, consistent underwriting standards, active credit oversight, and experienced lending and credit teams.

As we begin 2023, the banking industry is facing some unique challenges, including an unprecedented rise in interest rates and the potential for an economic recession. As a result, we are taking a more measured near-term approach that we believe will better position us for the long-term. This includes managing our high quality loan growth to better align with our funding capabilities while also taking proactive steps to get ahead of credit and repricing risks in the current environment. We are also working to implement longer term readiness initiatives, including expanding our C&I business and evaluating potential M&A opportunities, which we believe can help support growth in future years.

Enhancing our overall corporate governance remains a focus for us as well. In 2022, we continued building out our enterprise risk management function and formalizing our Environmental, Social and Governance (ESG) program, including the launch our ESG webpage. We are planning for additional enhancements in 2023, including proposing changes to our shareholders that would eliminate our classified board structure to better align with corporate governance best practices.

In closing, we encourage you to vote your shares by following the enclosed instructions. Thank you for your continued support and investment in Bridgewater.

Jerry Baack Chairman, Chief Executive Officer and President March 13, 2023

NOTICE OF 2023 ANNUAL MEETING
OF SHAREHOLDERS

MEETING TIME AND DATE 2:00 p.m. Central Time on Tuesday, April 25, 2023 VIRTUAL MEETING LOCATION www.virtualshareholdermeeting.com/BWB2023 Record Date: February 27, 2023

Items of Business. The annual meeting of the shareholders of Bridgewater Bancshares, Inc., a Minnesota corporation, will be held online at www.virtualshareholdermeeting.com/BWB2023, on Tuesday, April 25, 2023, at 2:00 p.m., Central Time, for the following purposes:

Board Recommendation
	1	Elect the three nominees named in the accompanying proxy statement to serve as Class II directors, each for a term expiring at the 2026 annual meeting of shareholders;	✓For
	2	Approve the Third Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws to declassify the Company’s board of directors;	✓For
	3	Approve the Third Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws to increase the maximum number of directors of the Company from eleven (11) to fifteen (15);	✓For
	4	Approve the Bridgewater Bancshares, Inc. 2023 Equity Incentive Plan;	✓For
	5	Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023; and	✓For
	6	Transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

There will not be a physical meeting at the Company’s principal executive offices. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/BWB2023. We are not aware of any other business to come before the annual meeting. The Board of Directors has fixed the close of business on February 27, 2023, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. If there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.

By order of the Board of Directors,

Jerry Baack
Chairman, Chief Executive Officer and President
St. Louis Park, Minnesota
March 13, 2023

YOUR VOTE IS IMPORTANT. PLEASE EXERCISE YOUR SHAREHOLDER RIGHT TO VOTE,
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 25, 2023	2

QUESTIONS AND ANSWERS	3

PROPOSAL 1 – ELECTION OF DIRECTORS	7

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS	14

SHAREHOLDER PROPOSALS	23

EXECUTIVE COMPENSATION	24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	31

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	33

AUDIT COMMITTEE REPORT	35

PROPOSAL 2 – APPROVAL OF THE THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS TO DECLASSIFY THE COMPANY'S BOARD OF DIRECTORS	36

PROPOSAL 3 – APPROVAL OF THE THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS OF THE COMPANY FROM ELEVEN (11) TO FIFTEEN (15)	38

PROPOSAL 4 – APPROVAL OF THE BRIDGEWATER BANCSHARES, INC. 2023 EQUITY INCENTIVE PLAN	39

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48

APPENDIX A – THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION OF BRIDGEWATER BANCSHARES, INC.	49

APPENDIX B – SECOND AMENDED AND RESTATED BYLAWS OF BRIDGEWATER BANCSHARES, INC.	53

APPENDIX C – BRIDGEWATER BANCSHARES, INC. 2023 EQUITY INCENTIVE PLAN	64

2023 Proxy Statement	1

BRIDGEWATER BANCSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 25, 2023

These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Bridgewater Bancshares, Inc. (the “Company”) of proxies to be used at the 2023 annual meeting of shareholders of the Company, to be held virtually on Tuesday, April 25, 2023, at 2:00 p.m., Central Time, and at any adjournments or postponements of such meeting. There will not be a physical meeting at the Company’s principal executive office. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/BWB2023. A complete list of the shareholders entitled to vote at the 2023 annual meeting of shareholders will be kept on file at the Company’s principal executive office, located at 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416.

The Company is a Minnesota corporation and a registered financial holding company, which owns all of the issued and outstanding capital stock of Bridgewater Bank, a Minnesota state-chartered bank (the “Bank”).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 25, 2023:

We are using the “Notice and Access” method of providing proxy materials to you instead of mailing printed copies. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our proxy statement and our annual report on Form 10-K for the year ended December 31, 2022, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”) has been mailed to our shareholders to provide instructions regarding how to access and review all of the proxy materials on the internet. The Notice also provides instructions on how to submit your proxy vote. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice.

Our proxy statement and our annual report on Form 10-K for the year ended December 31, 2022 are available online at https://materials.proxyvote.com/108621 or by following the instructions on the Notice.

To ensure that as many shares as possible are represented, we strongly recommend that you vote in advance of the annual meeting.

2	Bridgewater Bancshares, Inc.

QUESTIONS AND ANSWERS

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why haven’t I received a printed copy of the Proxy Statement, Proxy Card or Annual Report?

Again this year, we are using the U.S. Securities and Exchange Commission’s (the “SEC”) “Notice and Access” rules that allow us to provide proxy materials to you via the internet instead of mailing printed copies. This means our shareholders will only receive the Notice, which contains instructions on how to access the proxy materials over the internet. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our proxy statement and our annual report on Form 10-K for the year ended December 31, 2022, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. Shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice has been mailed to our shareholders to provide instructions regarding how to access and review all of the proxy materials on the internet. The Notice also lets you know how to submit your proxy vote. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice. Once you request a printed copy of the proxy materials, you will continue to receive printed proxy materials in future years until such time as you opt out of paper delivery.

How do I attend the virtual meeting?

The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by live webcast. You are entitled to participate in the meeting only if you were a shareholder of record as of the record date for the annual meeting, February 27, 2023, or if you hold a valid proxy for the annual meeting. There is no physical location for the annual meeting. You will be able to attend the annual meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BWB2023 and entering the 16-digit control number found on the Notice, or proxy card if you received a printed copy of the proxy materials, distributed to each shareholder as of the record date. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you should follow the instructions for attending the annual meeting provided by your broker or other fiduciary. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting. Online check-in will start shortly before the meeting, which will begin promptly at 2:00 p.m., Central Time on April 25, 2023. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection if they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A technical support number will be made available on the webpage during check-in for shareholders who experience technical difficulties accessing the virtual annual meeting. A complete list of the shareholders entitled to vote at the annual meeting will be made available for inspection by clicking the designated shareholder list link that will appear on your screen. The shareholder list may be accessed at any time during the meeting.

How do I ask a question at the virtual meeting?

In order to submit a question at the annual meeting, you will need to log into www.virtualshareholdermeeting.com/BWB2023 and enter the 16-digit control number found on the Notice, or proxy card if you received a printed copy of the proxy materials, distributed to each shareholder. We will only entertain and respond to questions regarding the meeting and the proposals outlined in this proxy statement. If you would like to ask a question during the meeting, you can type your question in the “ask a question” text box that will appear on your screen and click “submit”. We encourage you to submit any questions as soon as possible during the meeting to ensure your question is received.

What matters will be voted on at the meeting?

You are being asked to vote on: (i) the election of the three nominees named in this proxy statement to serve as Class II directors, each for a term expiring at the 2026 annual meeting of shareholders, (ii) the approval of the Third Amended and Restated Articles of Incorporation of the Company (the “Amended Articles”) and Seconded Amended and Restated Bylaws of the Company (the “Amended Bylaws”) to declassify the board of directors, (iii) the approval of the

2023 Proxy Statement	3

QUESTIONS AND ANSWERS

Amended Articles and Amended Bylaws to increase the maximum number of directors of the Company from eleven (11) to fifteen (15), (iv) the approval of the Bridgewater Bancshares, Inc. 2023 Equity Incentive Plan (the “2023 Equity Plan”), and (v) the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023. These matters are more fully described in this proxy statement.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares “FOR” the election of each of the director nominees named in this proxy statement, “FOR” the approval of the Amended Articles and Amended Bylaws to declassify the Board, “FOR” the approval of the Amended Articles and Amended Bylaws to increase the maximum number of directors of the Company from eleven (11) to fifteen (15), “FOR” the approval of the 2023 Equity Plan, and “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023.

How do I vote?

Shareholders of Record. If you are a shareholder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by following the instructions on the Notice, or on the proxy card if you received a printed copy of the proxy materials. You may not vote by filling out and returning the Notice. The Notice identifies the items to be voted on at the annual meeting and provides instructions on how to access the proxy materials and submit your vote.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” (that is, if you hold your shares through a bank, broker or other holder of record), you must provide your voting instructions in accordance with the voting instruction form provided by your bank, broker or other holder of record, who will then vote your shares on your behalf. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you: (i) indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or (ii) sign and return a proxy card without giving specific voting instructions; then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

At the meeting, all of the proposals are considered non-routine matters, except for the ratification of the appointment of our independent registered public accounting firm, which is considered a routine matter.

What options do I have in voting on each of the proposals?

You may vote “FOR” or withhold your vote with respect to the election of each director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to, (i) the approval of the Amended Articles and Amended Bylaws to declassify the Board, (ii) the approval of the Amended Articles and Amended Bylaws to increase the maximum number of directors from eleven (11) to fifteen (15), (iii) the approval of the 2023 Equity Plan, (iv) the ratification of the appointment of our independent registered public accounting firm, and (v) any other proposal that may properly be brought before the meeting.

How many votes may I cast?

You are entitled to cast one vote for each share of common stock you owned on the record date.

4	Bridgewater Bancshares, Inc.

QUESTIONS AND ANSWERS

What is the quorum required for each matter?

The holders of a majority of the outstanding shares of the Company entitled to vote on each matter represented in person or by proxy will constitute a quorum for purposes of such matter at the meeting. Virtual attendance at the annual meeting constitutes presence “in person” for purposes of determining a quorum at the meeting. If less than a majority of the outstanding shares are represented at the meeting, a majority of the shares represented may adjourn the meeting at any time.

On February 27, 2023, the record date, there were 27,756,170 shares of common stock issued and outstanding. Therefore, at least 13,878,086 shares need to be represented in order to constitute a quorum.

Broker non-votes will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot. Similarly, abstentions will be considered in determining the presence of a quorum.

How many votes are needed for approval of each proposal?

With respect to the election of directors, the three individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of the Company to serve until the Company’s 2026 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal. In an uncontested election, all director-nominees will be elected if they receive at least one vote. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the election.

With respect to the (i) approval of the Amended Articles and Amended Bylaws to declassify the Board, (ii) approval of the Amended Articles and Amended Bylaws to increase the maximum number of directors from eleven (11) to fifteen (15), (iii) approval of the 2023 Equity Plan, and (iv) ratification of the appointment of our independent registered public accounting firm, if a majority of the voting power of the shares of common stock present and entitled to vote are voted “FOR” the approval of any of those proposals, then that proposal will be approved.

How are abstentions and broker non-votes treated?

With respect to the election of directors, abstentions and broker non-votes will not affect the outcome of the election.

With respect to the (i) approval of the Amended Articles and Amended Bylaws to declassify the Board, (ii) approval of the Amended Articles and Amended Bylaws to increase the maximum number of directors from eleven (11) to fifteen (15), (iii) approval of the 2023 Equity Plan, and (iv) ratification of the appointment of our independent registered public accounting firm, an abstention from any of these proposals will have the effect of a vote “AGAINST” the approval of such proposal. A broker non-vote will not be treated as entitled to vote on these proposals, and therefore will not have an effect on the proposal.

In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time prior to the taking of the vote at the meeting. Prior to the applicable cutoff time, you may revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, or by attending the virtual meeting and voting online. However, your attendance at the virtual meeting will not automatically revoke your proxy unless you properly vote at the virtual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416, prior to the meeting.

2023 Proxy Statement	5

QUESTIONS AND ANSWERS

What happens if a nominee is unable to stand for election?

The Board may, by resolution, designate a substitute nominee. Shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. The Board has no reason to believe any nominee will be unable to stand for election.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the annual meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of the Company or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

How can multiple shareholders sharing the same address request to receive only one set of proxy materials or one Notice and other investor communications?

You may elect to receive future proxy materials, including the Notice, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use and printing and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent or request separate copies of the Notice or our proxy materials by contacting the Company’s Secretary at 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416 or (952) 893-6868. We will start sending you an individual Notice or copies of our proxy materials and other investor communications following receipt of your revocation.

6	Bridgewater Bancshares, Inc.

PROPOSAL 1	ELECTION OF DIRECTORS
	✓	The Board of Directors unanimously recommends that you vote “FOR” each of the nominees for director.

At the annual meeting, our shareholders will be entitled to elect three Class II directors for a term expiring at the 2026 annual meeting of shareholders. The Company’s directors are currently divided into three classes having staggered terms of three years. However, if Proposal 2 is approved, all directors standing for election in future years will be elected for a term of one year rather than a term of three years. If Proposal 2 is not approved, all directors standing for election in future years will continue to be elected for three year terms. Under either scenario, all of our directors will hold office until the annual meeting of shareholders in the year their term expires (as indicated below), and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal or disqualification. There are no arrangements or understandings with any of the nominees pursuant to which they have been selected as nominees or directors. For additional information regarding the proposal to declassify the Board, see “Proposal 2 – Approval of Amended Articles and Amended Bylaws to Declassify the Board.”

As described further below, each of the three nominees for election as Class II directors is an incumbent director. Each of the nominees has consented to serving as a nominee and serving on the Board, if elected, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to vote for another nominee when voting at the meeting. With respect to the election of directors, the three nominees receiving the highest number of votes cast “FOR” their election will be elected as directors of the Company to serve until the Company’s 2026 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal or disqualification. In an uncontested election, all director-nominees will be elected if they receive at least one vote. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the election. Shareholders of the Company have no cumulative voting rights with respect to the election of directors.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting.

NOMINEES
CLASS II (Term Expiring 2026)

Name	Age	Position with the Company	Director Since
David B. Juran	55	Director	2010
Thomas P. Trutna	57	Director	2005
Todd B. Urness	66	Director	2005

CONTINUING DIRECTORS
CLASS III (Term Expiring 2024)

Name	Age	Position with the Company	Director Since
Jerry J. Baack	56	Chairman, Chief Executive Officer and President	2005
Lisa M. Brezonik	53	Director	2019
Mohammed Lawal	56	Director	2020
Jeffrey D. Shellberg	61	Director, Secretary, Executive Vice President and Chief Credit Officer	2005

CLASS I (Term Expiring 2025)

Name	Age	Position with the Company	Director Since
James S. Johnson	60	Director	2005
Douglas J. Parish	56	Director	2018
David J. Volk	46	Director	2017

2023 Proxy Statement	7

PROPOSAL 1

The business experience of each nominee and continuing director, as well as their qualifications to serve on the Board, is set forth below. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years. Other than as described below, no nominee, continuing director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

Director Nominees

David B. Juran

Background:

Mr. Juran, a director of the Company and the Bank since 2010, serves as the Chairperson of the Compensation Committee and as Lead Independent Director of the Company’s Board. Mr. Juran is the President and Chief Executive Officer of Colliers Mortgage Holdings LLC and Colliers Mortgage LLC. He has been with Colliers Mortgage (and its predecessor Dougherty Financial Group LLC) since 2002. Colliers Mortgage Holdings LLC is the parent company of Colliers Mortgage LLC, Colliers Securities LLC and Colliers Insurance Agency LLC. Colliers Mortgage LLC, a full-service nationwide mortgage banking firm, specializes in financing market rate, affordable and senior housing throughout the United States. Prior to joining Colliers Mortgage, Mr. Juran served as Senior Vice President of a regional investment banking firm for over 13 years. His particular experience and expertise in programs supporting the creation of multifamily housing, assisted living and affordable housing coupled with his knowledge of lending programs through HUD/FHA, GNMA and Fannie Mae provide the Board with insights into these specialized market areas. Mr. Juran holds a B.S. from the University of St. Thomas and is currently a member of the school’s Board of Trustees. He is fully licensed under NASD Series 7 and 53, State Series 63, and SEC Series 50 and serves on the boards of Colliers Mortgage Holdings LLC, Summit Academy and Minnesota Attainable Housing.

Age: 55 Director Since: 2010
Committees: Compensation (Chair)

Thomas P. Trutna

Background:

Mr. Trutna has served as a director of the Company and the Bank since 2005. He is the President and Founder of Trutna Enterprises, Inc. d/b/a BIG INK, a visual communications company that creates branded solutions for Fortune 1000 companies, an organization he has run since 1999. Prior to founding BIG INK, Mr. Trutna held marketing and business management positions at General Mills and Periscope, a Twin Cities advertising firm. As a prominent business owner in the Twin Cities and long-standing resident of Minnesota, Mr. Trutna has experience leading an organization and has significant ties to other local business leaders. Mr. Trutna holds a B.S. from Minnesota State University, Mankato and is a frequent guest lecturer for entrepreneurial classes and professional organizations across the Twin Cities.

Age: 57 Director Since: 2005
Committees: Audit and Nominating and ESG

8	Bridgewater Bancshares, Inc.

PROPOSAL 1

Todd B. Urness

Background:

Mr. Urness has served as a director of the Company and the Bank since 2005. He is a shareholder at the law firm of Winthrop & Weinstine, P.A., a law firm located in Minneapolis, Minnesota. Mr. Urness has practiced with Winthrop & Weinstine since 1985 and has been a shareholder with the firm since 1988. He has served on the Board of Directors of Winthrop & Weinstine as well as its senior management and compensation committees since 1993. In addition, he is the practice leader for the law firm’s real estate group giving him significant knowledge of lending in local markets. Mr. Urness’ involvement in real estate also expands to the development and ownership of several local real estate projects, primarily focused on multifamily housing. He holds a B.A. from Gustavus Adolphus College and a J.D. from the University of Minnesota School of Law. In addition, Mr. Urness is a Certified Public Accountant and a member of the Minnesota Bar.

Age: 66 Director Since: 2005
Committees: Compensation

Continuing Directors

Jerry J. Baack

Background:

As the principal founder of the Company and the Bank, Mr. Baack was responsible for all aspects of the Bank’s formation, including the initial capital raise, business plan, board and management team structure and recruitment, charter and regulatory approval. He currently serves as Chairman of the Board, Chief Executive Officer and President of the Company and the Bank, positions he has held since the Company was founded in 2005. Mr. Baack plays a vital role in business development and is instrumental in defining strategic initiatives and ascertaining new opportunities for growth. Prior to establishing the Bank in 2005, Mr. Baack held positions at Commerce Bank, First State Bank of Excelsior and Hampton Bank, all located in the State of Minnesota. He began his career as a bank examiner with the Federal Deposit Insurance Corporation (“FDIC”) in 1990, where he worked for seven years. He has over 30 years of commercial banking and regulatory experience. As a result of the Bank’s continued success, Mr. Baack was recognized in The Minnesota 500 as one of the most powerful and influential leaders in Minnesota in 2019, 2020 and 2022 and in the Twin Cities Business magazine as one of the top 100 people to know in 2019. Additionally, Mr. Baack was awarded Banker of the Year by NorthWestern Financial Review (nka BankBeat) in 2017 and was a nominee for the 2017 Entrepreneur of the Year award by Ernst & Young. He currently serves on the Advisory Board for the commercial banking program at Marquette University. Mr. Baack holds a B.S. from Minnesota State University, Mankato and is an alumnus of the Graduate School of Banking at Colorado, Boulder.

Age: 56 Director Since: 2005
Committees: N/A

2023 Proxy Statement	9

PROPOSAL 1

Lisa M. Brezonik

Background:

Ms. Brezonik, a director of the Company and the Bank since 2019, serves as Chairperson of the Company’s Nominating and ESG Committee. She is the Chief Executive Officer of Salo, a Korn Ferry company, an international talent firm. As an accomplished leader with over 25 years of experience, Ms. Brezonik brings expertise in operations, talent acquisition, human resources, merger and acquisitions and leadership development to the Company. She joined Salo in 2015 as Chief Talent Officer, became Chief Operating Officer in 2017 and President and CEO in 2018. Before joining Salo, Ms. Brezonik spent eight years as the owner and entrepreneur behind Brezonik Consulting, a Twin Cities executive coaching and organizational consulting firm. Prior to that, she held various leadership roles at RBC Dain Rauscher, Integ Incorporated, and Room and Board, Inc. Ms. Brezonik holds a B.A. from the University of Minnesota and currently serves as a board member for Kipsu, Inc.

Age: 53 Director Since: 2019
Committees: Nominating and ESG (Chair)

Mohammed Lawal

Background:

Mr. Lawal has served as a director of the Company and the Bank since 2020. He is the lead founder of LSE Architects, Inc., an entrepreneurial, Twin Cities-based architecture, interior design and planning firm and has served as its CEO and Principal Architect since 2011. Mr. Lawal has over 30 years of experience in design, planning and programming. Under his leadership, LSE Architects has provided architectural services for a variety of projects ranging from barbershops and schools to multifamily housing and U.S. Bank Stadium. Mr. Lawal is a member of AIA Minnesota and, in 2021, he was elevated to the AIA College of Fellows for his exceptional work and contributions to architecture and society. As an architect that designs commercial buildings and market-rate housing projects, Mr. Lawal brings unique insights into current real estate and construction markets. He holds a Bachelor of Architecture from the University of Minnesota and currently serves as a board member for the Friends of Hennepin County Library, a non-profit organization.

Age: 56 Director Since: 2020
Committees: Nominating and ESG

10	Bridgewater Bancshares, Inc.

PROPOSAL 1

Jeffrey D. Shellberg

Background:

Mr. Shellberg is a founder of the Company and has served as a director of the Company and the Bank since its formation in 2005. Mr. Shellberg has worked in the regulatory and commercial banking industry for over 35 years. Mr. Shellberg is the Secretary, Executive Vice President and Chief Credit Officer of the Company, positions he has held since 2013 and is responsible for all aspects of the Bank’s credit policies. Prior to 2013, Mr. Shellberg oversaw the lending division in addition to his responsibilities as Chief Credit Officer. He currently chairs the loan and credit committees and plays an integral role in credit actions on the Bank’s largest lending relationships. Mr. Shellberg’s extensive experience in community banking includes strategic planning, policy formation, risk management, asset and liability management, as well as external and internal audit. Prior to joining the Bank, Mr. Shellberg was Senior Vice President of Klein Bank and began his banking career at the FDIC in 1985, where he worked for 15 years. Mr. Shellberg holds a B.S. from Iowa State University and is an alumnus of the Graduate School of Banking at Colorado, Boulder. He currently serves as a board member for PCs for People, a non-profit organization.

Age: 61 Director Since: 2005
Committees: N/A

James S. Johnson

Background:

Mr. Johnson has served as a director of the Company and the Bank since 2005. He and his wife, Jolynn, are owners of Flagship Marketing, Inc., a privately held company that owns franchises with Express Services, Inc., dba Express Employment Professionals, which delivers recruiting and staffing support and human resource services through a network of more than 800 franchise locations. Additionally, Mr. Johnson is a Regional Franchise Developer for Express Services, Inc., which provides consulting services to regional owners and offices located in Minnesota, Iowa, Wisconsin, Illinois, and South Dakota. As a prominent business owner in the Twin Cities and long-standing talent acquisition professional, Mr. Johnson has significant ties to other local business leaders and brings experience with talent management and human resources. He holds a B.A. and a B.S. from Iowa State University and has experience serving as a director on the boards of other organizations, including Gillette Children’s Specialty Healthcare, the Minnesota Recruiting and Staffing Association, the Minneapolis Regional Chamber of Commerce, and the Bloomington Chamber of Commerce.

Age: 60 Director Since: 2005
Committees: Audit and Nominating and ESG

2023 Proxy Statement	11

PROPOSAL 1

Douglas J. Parish

Background:

Mr. Parish, a director of the Company and the Bank since 2018, serves as the Chairperson of the Company’s Audit Committee. As a Certified Public Accountant, Mr. Parish is a financial expert with 30 years of diverse experience across a number of disciplines, including accounting, finance, audit, risk management, regulatory compliance and corporate governance. Mr. Parish retired in 2017 after serving as Senior Vice President and Chief Compliance Officer for Ameriprise Financial, Inc. since 2016, and prior to that, he served as Senior Vice President and Chief Audit Executive for Ameriprise. Recruited to Ameriprise in 2005 at the time of the company’s spin-off from American Express, he worked to build a world-class internal audit function for this Fortune 250 diversified financial services company. Prior to his tenure at Ameriprise, Mr. Parish was Vice President and Chief Internal Auditor at Ceridian Corporation and held numerous audit roles at Citigroup. Mr. Parish holds a B.A. from St. Olaf College and currently serves as a board member for Children’s Theatre Company and Northern Star Council (Boy Scouts of America).

Age: 56 Director Since: 2018
Committees: Audit (Chair)

David J. Volk

Background:

Mr. Volk has served as a director of the Company and the Bank since 2017. Mr. Volk is a principal at Castle Creek Capital®, an alternative asset management firm focused on the community banking industry, located in San Diego, California. He has been with Castle Creek Capital since 2005 and has led or supported investments in numerous recapitalization, distressed and growth situations. Prior to joining Castle Creek Capital, Mr. Volk worked as an associate with TW Associates Capital, Inc. after receiving his initial training at Ernst & Young. Mr. Volk’s extensive financial institution experience based in strategic planning, operational improvements, acquisitions and capital financing brings a perspective on the opportunities and challenges facing banks nationwide. Mr. Volk holds a B.S. from Santa Clara University and a M.S. from the University of Virginia and currently serves as a board member for several banking institutions, including Bank of Southern California, Bank of Idaho Holding Company, New Mexico First Financial and InBankshares, Corp.

Age: 46 Director Since: 2017
Committees: Compensation and Nominating and ESG

The following table sets forth information as of the date of this proxy statement regarding our executive officers:

Name	Age	Position with the Company
Jerry J. Baack	56	Chairman, Chief Executive Officer and President
Jeffrey D. Shellberg	61	Secretary, Executive Vice President and Chief Credit Officer
Mary Jayne Crocker	61	Executive Vice President and Chief Operating Officer
Joseph M. Chybowski	36	Chief Financial Officer
Mark E. Hokanson	48	Chief Technology Officer
Nick L. Place	38	Chief Lending Officer
Lisa M. Salazar	50	Chief Deposit Officer

Other than Mr. Baack and Mr. Shellberg, who also serve as directors, the business and banking background and experience of each of our executive officers for at least the past five years is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.

12	Bridgewater Bancshares, Inc.

PROPOSAL 1

Mary Jayne Crocker. Ms. Crocker has been with the Company since its founding in 2005 and has served as Executive Vice President and Chief Operating Officer of the Company since 2014. Prior to her role as Chief Operating Officer, she was the Senior Vice President of Communications, where she was instrumental in building awareness of the Bank’s brand, creating the branch network, introducing banking solutions and helping develop a strong positive culture. In her current role, Ms. Crocker is responsible for directing the implementation of all strategic initiatives. Ms. Crocker has over 20 years of experience in the financial services industry and was recognized as one of the Top Women in Finance in the Twin Cities by Finance & Commerce in 2013 and 2020. Furthermore, she was honored as one of the Top Women in Business in 2017 by the Minneapolis/St. Paul Business Journal. Ms. Crocker is a founding member of the Women’s Leadership Council of the Minneapolis/St. Paul Business Journal, a past president of the Bank Holding Company Association and currently serves on the boards of Habitat for Humanity of Minnesota and Eden Prairie Community Foundation. She received her B.C. from McMaster University in Ontario and is an alumna of The Institute of Certified Bankers.

Joseph M. Chybowski. Mr. Chybowski joined the Company in 2013 as Controller and has served in his current role as Chief Financial Officer since 2017. Mr. Chybowski directs and manages all financial-related activities, including, the Company’s accounting, regulatory reporting, liquidity management, investment strategies, insurance and capital development. Additionally, he chairs the Bank’s Asset Liability Management committee and the Investment committee. Prior to joining the Bank, Mr. Chybowski worked for Performance Trust Capital Partners in Chicago from 2009 to 2013 advising financial institutions on investment portfolio strategy and asset/liability management. In 2022, Mr. Chybowski was recognized as one of the Notable Chief Financial Officers by Twin Cities Business for his ability to effect change and initiate outstanding growth for the Bank. He currently serves on the finance and investment committees of People Serving People, Minnesota’s largest and most comprehensive homeless shelter. Mr. Chybowski received his B.S. from North Park University in Chicago and is an alumnus of the Graduate School of Banking at Colorado, Boulder.

Mark E. Hokanson. Mr. Hokanson joined the Company in 2019 as Chief Technology Officer. In his position, he is responsible for driving the Bank’s technology strategy by developing innovative, resilient, and secure solutions that generate efficiencies across the organization. By leading a dynamic team of IT professionals, Mr. Hokanson ensures the Bank’s technology roadmap is aligned with the Company’s goals and growth objectives. Mr. Hokanson has over 14 years of experience in the financial and technology industries. Prior to joining the Company, he was with Bremer Bank where he worked for 3 years as Vice President, Information Technology and prior to that served as Senior Director, Information Technology at Fair Isaac Corporation (FICO). Mr. Hokanson holds a bachelor’s degree in Management Information Systems from Augsburg University and an MBA from the University of Minnesota Carlson School of Management.

Nick L. Place. Mr. Place has been with the Company since 2007, serving in various capacities and has served as Chief Lending Officer since 2015. Prior to his current position, Mr. Place was the Vice President of Commercial Lending and was responsible for the origination of commercial loans. As Chief Lending Officer, Mr. Place oversees a talented team of lenders as well as an active portfolio of loans. He is actively engaged in loan originations, primarily focusing on real estate lending in the Twin Cities. Mr. Place has been instrumental in strategically developing specialty loan products in response to market demands. He currently serves on the boards of Rethos Places Reimagined and Minnesota Housing Partnership and is often a guest speaker on numerous commercial real estate panels throughout the Twin Cities. Prior to joining the Bank, he was employed at Ameriprise Financial. He started his career in banking at Wells Fargo. Mr. Place received his B.A. and B.S. from the University of St. Thomas and is an alumnus of the Graduate School of Banking at Colorado, Boulder.

Lisa M. Salazar. Ms. Salazar has been with the Company since 2018, serving as Chief Deposit Officer since September 2019. Prior to her current position, Ms. Salazar was the Senior Vice President of Deposit Services and Emerging Products. She is responsible for driving accountability and results through initiatives that deliver revenue growth, market share, new business opportunities and market penetration, including oversight of all deposit operational systems and processes. In addition to leading a talented team of deposit services professionals, she is responsible for driving the strategic direction of the Bank’s product offerings by maintaining awareness of industry trends to enhance the overall client experience. Ms. Salazar has 30 years of experience in the financial services industry, focused primarily on all aspects of deposit and fee income generation for commercial banking. She was recognized as one of the Top Women in Finance in the Twin Cities by Finance & Commerce in 2021 and currently serves on the board of UMACHA. Prior to joining the Bank, Ms. Salazar was with TCF National Bank where she worked for 23 years, most recently working as National Sales Manager of Treasury. She received her B.A. from Minnesota State University Moorhead.

2023 Proxy Statement	13

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

We currently have ten directors serving on our Board, a majority of whom we have determined to be “independent,” as that term is defined by the rules of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards, and based on information provided by each director concerning his or her background, employment and affiliations, our Board has affirmatively determined that, with the exceptions of Mr. Baack and Mr. Shellberg, each of our current directors is an independent director, as defined under the applicable rules. The Board determined that Mr. Baack and Mr. Shellberg do not qualify as independent directors because they are executive officers of the Company and the Bank.

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Mr. Baack, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, and Nominating and ESG Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable laws and regulations and our Articles of Incorporation and Bylaws.

The current charters of the Audit Committee, Compensation Committee, and Nominating and ESG Committee are available on the Company’s website at investors.bridgewaterbankmn.com under the “Investor Relations – Governance Documents” heading.

The Board held 13 regularly scheduled and special meetings during 2022. In 2023, the full Board intends to meet at least 10 times with special meetings held from time to time when necessary and through committee membership, which is discussed below. During 2022, all directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, seven directors attended the virtual annual shareholder meeting and three directors were unable to attend.

14	Bridgewater Bancshares, Inc.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Corporate Governance Highlights

The Board is committed to exercising good corporate governance practices. This includes, among other things, the highlights below:

● Lead independent director

● Each standing committee is composed exclusively of independent directors

● Regular committee meetings throughout the year

● Executive sessions without management present

● Stock ownership guidelines for non-employee directors

● Annual board self-evaluations

● 80% of the Board is comprised of independent directors

● Independent compensation consultant retained by and reporting to the Compensation Committee

● Annual evaluation of board skills matrix

● Prohibition on hedging of stock

● Board oversight of the Company’s environmental, social and governance (“ESG”) program

● Average tenure for continuing independent directors is 9.6 years

● 50% new non-employee directors in the last 6 years

● 20% of our directors self-identify as women or ethnic minorities

Audit Committee

Our Audit Committee currently consists of Douglas J. Parish (Chairperson), James S. Johnson, and Thomas P. Trutna. Our Board has evaluated the independence of the members of our Audit Committee and has affirmatively determined that: (i) each of the members of our Audit Committee meets the definition of “independent director” under Nasdaq rules; (ii) each of the members satisfies the additional independence standards under Nasdaq rules and applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, Nasdaq rules require at least one member of the Audit Committee to have a certain level of financial sophistication, and our Board has determined that Mr. Parish has the required financial sophistication due to his experience and background. Our Board has determined that Mr. Parish also qualifies as an “audit committee financial expert,” as that term is defined under applicable SEC rules.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Audit Committee is available on our investor relations website at investors.bridgewaterbankmn.com. As described in its charter, our Audit Committee has the primary responsibility for, among other things, the matters listed below.

# of Meetings
Committee Members	Primary Responsibilities	in 2022
Douglas J. Parish (Chairperson) James S. Johnson Thomas P. Trutna

⚫ Selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements

⚫ Reviewing the independence of our independent auditors

⚫ Meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures

⚫ Reviewing our earnings releases and reports filed with the SEC

⚫ Reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports

⚫ Reviewing and approving transactions for potential conflicts of interest under the Company’s Code of Business Conduct and Ethics

⚫ Handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time

8

2023 Proxy Statement	15

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Compensation Committee

Our Compensation Committee currently consists of David B. Juran (Chairperson), Todd B. Urness and David J. Volk. Our Board has evaluated the independence of the members of our Compensation Committee and has affirmatively determined that all of the members of our Compensation Committee are “independent” under Nasdaq rules and also satisfy the additional independence standards under Nasdaq rules for compensation committee service.

Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Compensation Committee is available on our investor relations website at investors.bridgewaterbankmn.com. As described in its charter, our Compensation Committee has the primary responsibility for, among other things, the matters listed below.

# of Meetings
Committee Members	Primary Responsibilities	in 2022
David B. Juran (Chairperson) Todd B. Urness David J. Volk

⚫ Reviewing, monitoring and approving our overall compensation structure, policies and programs and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives

⚫ Determining the annual compensation of our Chief Executive Officer

⚫ Overseeing the administration of our equity plans and other incentive compensation plans and programs and making recommendations to our Board relating to these matters when appropriate

⚫ Designing and structuring the Company’s stock ownership guidelines, determining the individuals subject to the guidelines, and monitoring compliance with such guidelines

⚫ Handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time

3

Our Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. Non-employee director compensation decisions are made by our Board, which includes two named executive officers.

16	Bridgewater Bancshares, Inc.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Nominating and ESG Committee

Our Nominating and ESG Committee currently consists of Lisa M. Brezonik (Chairperson), James S. Johnson, Mohammed Lawal, Thomas P. Trutna and David J. Volk. Our Board has evaluated the independence of the members of our Nominating and ESG Committee and has affirmatively determined that each of the members of our Nominating and ESG Committee is “independent” under Nasdaq rules.

In October 2021, the Company’s Board changed the name of the “Nominating and Corporate Governance Committee” to “Nominating and ESG Committee” to emphasize its commitment to and oversight of ESG issues. Our Nominating and ESG Committee has expanded its role to oversee the implementation and execution of the Company’s strategy and practices related to ESG issues. The current charter of the Nominating and ESG Committee is available on our investor relations website at investors.bridgewaterbankmn.com. As described in its charter, our Nominating and ESG Committee has the primary responsibility for, among other things, the matters listed below.

# of Meetings
Committee Members	Primary Responsibilities	in 2022
Lisa M. Brezonik (Chairperson) James S. Johnson Mohammed Lawal Thomas P. Trutna David J. Volk

⚫ Recommending persons to be selected by our Board as nominees for election as directors or to fill any vacancies on our Board

⚫ Reviewing the composition of our Board as a whole and making recommendations

⚫ Reviewing the Board’s committee structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairpersons annually

⚫ Overseeing the implementation and execution of the Company’s strategy and practices related to ESG issues and communication of progress on ESG initiatives to stakeholders

⚫ Reviewing annually the principles set forth in the corporate governance guidelines and recommending changes to the Board

⚫ Handling such other matters that are specifically delegated to the Nominating and ESG Committee by our Board from time to time

2

In carrying out its nominating functions, the Nominating and ESG Committee has developed qualification criteria to consider for all potential director nominees, including incumbent directors, Board nominees and shareholder nominees. The Nominating and ESG Committee will consider for nomination prospective director nominees who:

●	have the highest level of character and integrity;
●	have a current knowledge of the Company’s industry or other industries relevant to the Company’s business;
●	are capable of evaluating complex business issues and making sound judgments and constructively challenging management’s recommendations and actions;
●	are networked in the communities in which the Company does business;
●	have the ability and willingness to commit adequate time to Board and committee matters;
●	are capable of working in a collegial manner with persons of different educational, business and cultural backgrounds; and
●	contribute to the Board’s diversity of skills, backgrounds, and perspectives, including diversity with respect to race, gender, ethnicity, and areas of expertise.

The Nominating and ESG Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent” in accordance with Nasdaq rules (to ensure that, at all times, at least a majority of our directors are independent).

2023 Proxy Statement	17

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Prior to nominating an existing director for re-election to the Board, the Nominating and ESG Committee will also consider the director’s attendance at, participation in, and contributions to Board and committee activities.

The Nominating and ESG Committee will give appropriate consideration to candidates for board membership proposed by shareholders that are supported by adequate information about the candidates’ qualifications and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Nominating and ESG Committee.

Commitment to ESG

We are committed to establishing and advancing impactful initiatives that support the Company’s corporate responsibility as a growing local bank in the Twin Cities, while regularly sharing our progress with stakeholders.

In addition to implementing oversight of the Company’s ESG strategy and practices by the Nominating and ESG Committee, we have a management-level ESG Committee that is responsible for developing, implementing and growing a formal ESG program. We have identified four ESG priorities that guide our ESG strategy:

●	Leveraging our unconventional corporate culture to have a positive impact on our team members, clients and communities;
●	Creating a diverse, equitable and inclusive work environment and community;
●	Ensuring strong corporate governance oversight, including an effective risk management framework to support a growing organization; and
●	Contributing to a healthier natural environment in the communities in which we live and work.

In an effort to increase communication with stakeholders regarding our progress on ESG, we launched an ESG webpage in March 2022 to share a summary of the actions we are taking to support our ESG priorities. The webpage is updated periodically to highlight ongoing efforts to support ESG-related initiatives. For more information regarding our ESG commitment, please visit our ESG webpage at www.BWBMN.com/about-bridgewater/esg.

We have begun to more formally engage our investors on their views and expectations regarding ESG. This included raising the topic of ESG during one-on-one investor meetings and proactively reaching out to certain investors to offer dedicated time to discuss ESG-related topics. In 2022, this engagement reached investors owning over 9 million shares, representing over 50% of our total institutional ownership as of December 31, 2022. The feedback we received from the outreach has provided insight that is being used as we continue to prioritize and expand our ESG program. We look forward to maintaining ongoing dialogue to ensure we understand the evolving ESG views of our investors.

Board Leadership Structure

Our Board does not have a formal policy requiring the separation of the roles of Chairperson of the Board and Chief Executive Officer. It is our directors’ view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and ESG Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Since our formation, the positions of Chairperson and Chief Executive Officer have been combined and held by Mr. Baack. We believe this Board leadership structure is the most appropriate for our Company because of the efficiencies achieved in having the role of Chairperson and Chief Executive Officer combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of the Board as a whole.

As noted above, Mr. Baack is not currently considered to be “independent” according to Nasdaq rules. Because the Chairperson of the Board is not an independent director, the Board has determined that it is appropriate to appoint a lead independent director (“Lead Director”). The duties and responsibilities of the Lead Director are included in our Corporate Governance Guidelines and are set forth below.

18	Bridgewater Bancshares, Inc.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Lead Director

Mr. David B. Juran currently serves as the Lead Director. Mr. Juran brings a strong understanding of the Company and its business, as well as significant leadership, to this important role. The principal duties and responsibilities of the Lead Director include:

●	presiding at all meetings of the Board at which the Chairperson and Chief Executive Officer is not present;
●	presiding at executive sessions of the independent directors;
●	reviewing and approving meeting agendas, meeting schedules and information sent to the Board;
●	serving as a liaison between the Chairperson and Chief Executive Officer and the independent directors; and
●	being available for consultation and direct communication with shareholders, as appropriate.

Board Diversity, Composition and Refreshment

Our Board is composed of directors with a mix of tenure, with longer serving directors providing important experience and institutional knowledge, and newer directors providing fresh perspectives to Board discussions.

The Nominating and ESG Committee regularly assesses our directors' mix of skills, experience, tenure and diversity in light of the Company's long-term strategy and advises the Board of its determinations with respect to Board composition and director refreshment. Our incumbent directors and director nominees have a mix of skills and experience that we believe are relevant to the Company’s long-term strategy and success.

As needed, the Nominating and ESG Committee identifies and evaluates potential director nominees, taking into consideration the overall needs, composition, and size of the Board.

Our Board refreshment efforts have been particularly active in the past few years with 50% of our non-employee directors having been on the Board fewer than six years.

The Board Diversity Matrixes below set forth information about the diversity of our Board as of the date indicated. The information shown below is based on voluntary self-identification of each member of our Board.

Board Diversity Matrix (dated as of 2/27/2023)
Total Number of Directors: 10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	1	9	-	-
Part 2: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	8	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

2023 Proxy Statement	19

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Board Diversity Matrix (dated as of 1/25/2022)
Total Number of Directors: 10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	1	9	-	-
Part 2: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	8	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Independent Director Sessions

Consistent with Nasdaq listing requirements, the independent directors regularly meet without the non-independent directors present. In 2022, the independent directors held three executive sessions without the non-independent directors present.

Board’s Role in Risk Oversight

Our Board believes that proactive risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.

Our full Board oversees our enterprise-wide risk management program and framework, which establishes our overall risk appetite, risk management strategies, and enables our management to identify, quantify, manage and report on the risks we face. Our full Board also reviews and oversees various policies and practices established by management to identify, assess, measure and manage key risks we face, including risk appetite key risk indicators developed by management. The Audit Committee of our Board is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal controls over financial reporting). The Compensation Committee of our Board has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally. In particular, our Compensation Committee reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Nominating and ESG Committee of our Board oversees risks associated with the independence of our Board and potential conflicts of interest.

Our management-level Enterprise Risk Management Committee (“ERMC”) consists of our strategic leadership team, our Chief Risk Officer, and members from other key functional areas of the Company. The ERMC is responsible for implementing and reporting to our Board or an appropriate Board committee the development and continuous enhancement of our Risk Management program and framework, including by identifying, assessing, quantifying, monitoring, reporting, and managing the risks we face, including strategic, operational, reputational, capital, liquidity, market, credit and compliance risks, on a day-to-day basis. Our ERMC is also responsible for creating and recommending to our Board for approval a risk appetite statement and key risk indicators reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our Board in risk oversight is consistent with our leadership structure, with the members of our ERMC having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

20	Bridgewater Bancshares, Inc.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Compensation Committee Interlocks and Insider Participation

During 2022, David B. Juran, Todd B. Urness and David J. Volk served on our Compensation Committee. None of the members of our Compensation Committee will be or has been an officer or employee of the Company. None of our executive officers serves or has served as a member of the board, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Our branch building in Greenwood, Minnesota, is leased by the Bank from Bridgewater Properties Greenwood, LLC (“Greenwood”), an entity owned in part by Mr. Juran and Mr. Urness, members of the Compensation Committee, each of whom owns a 12.5% membership interest in Greenwood. In 2020, the Bank exercised a renewal option to extend the term of the lease to August 1, 2026. The Bank has one additional five-year renewal option that will permit the Bank to extend the lease through August 1, 2031. The total amount of rent payable by the Bank to Greenwood during the remaining current term of the lease is approximately $1.04 million (inclusive of base rent, estimated real estate taxes and estimated operating costs). The total amount of rent paid by the Bank to Greenwood during 2021 was approximately $262 thousand and the amount paid in 2022 was approximately $298 thousand (in both cases, inclusive of base rent, real estate taxes and operating costs). The Company and the Bank believe the terms of this lease are consistent with the terms of leases for similar properties that could be received in arm’s-length negotiations with third parties.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow and is available on our website at investors.bridgewaterbankmn.com. In accordance with SEC rules, we intend to disclose on the “Investor Relations” section of our website any amendments to the code, or any waivers of its requirements, that apply to our executive officers to the extent such disclosure is required.

Anti-Hedging Policy

The Company’s insider trading policy includes provisions that specifically prohibit our directors, officers and employees from entering into hedging transactions with respect to the Company’s securities. To our knowledge, none of our directors, officers or employees has entered into a hedging transaction involving Company securities in violation of this prohibition.

Director Compensation

The following table sets forth information regarding 2022 compensation for each of our non-employee directors. None of the directors receives any compensation or other payment in connection with his or her service as a director other than compensation received by the Company as set forth below.

	Fees Earned
	or Paid in	Stock	All Other
Name	Cash	Awards(1)	Compensation		Total
Lisa M. Brezonik	$40,000	$39,816	$—		$79,816
James S. Johnson	40,000	39,816	—		79,816
David B. Juran	40,000	39,816	—		79,816
Mohammed Lawal	40,000	39,816	—		79,816
Douglas J. Parish(2)	60,000	39,816	—		99,816
Thomas P. Trutna	40,000	39,816	—		79,816
Todd B. Urness	40,000	39,816	—		79,816
David J. Volk(3)	40,000	39,816	6,000	(4)	85,816

(1)	In accordance with SEC regulations, stock awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. For stock awards, the fair value per share is equal to the closing price of the Company stock on the date of grant. In addition, at December 31, 2022, directors Johnson, Juran, Trutna and Urness each held 40,000 vested stock options. Directors Brezonik, Lawal, Parish, and Volk did not hold any vested or unvested stock options.

2023 Proxy Statement	21

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

(2)	Mr. Parish received an additional quarterly cash retainer of $5,000 for serving as Chairperson of the Audit Committee.
(3)	All fees were paid in the name of Castle Creek Advisors IV LLC, an affiliate of Castle Creek Capital Partners V, LP (“Castle Creek”) that provides management services to Castle Creek pursuant to a management agreement, on behalf of David Volk in his capacity as a member of the Board.
(4)	This amount reflects a travel stipend paid to Castle Creek Advisors IV LLC for Mr. Volk to attend Board and committee meetings in- person.

In 2022, half of the quarterly retainer paid to non-employee directors was paid in cash, and half was paid in fully vested stock awards under the Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan (the “2019 Equity Plan”) described more fully below. The Company paid an additional quarterly cash retainer of $5,000 to the Chairperson of the Audit Committee. Pursuant to a separate arrangement with Castle Creek Advisors IV LLC, the Company has agreed to provide Castle Creek Advisors IV LLC with a travel stipend of $1,000 for each meeting Mr. Volk travels to attend in-person. Messrs. Baack and Shellberg, who also serve as executive officers of the Company, do not receive compensation for their service on the Board.

Previously, the Compensation Committee retained an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to provide a summary of market compensation and pay levels to non-employee directors, key findings, and preliminary recommendations with respect to the compensation of our non-employee directors as compared to those of our peers.

In 2022, the Compensation Committee recommended and the Board approved a modified non-employee director compensation program for compensation to non-employee directors in 2023 and subsequent years. Under the modified compensation program, each non-employee director will be paid one-half of the quarterly retainer fee in cash and one-half in fully-vested stock awards, provided that each non-employee director may make an annual election to receive all such non-employee director’s retainer for the following year in fully-vested stock awards. For retainers paid to an affiliate of a non-employee director through arrangements made with such non-employee director, all of the retainer paid to such affiliate will be paid in cash unless the non-employee director makes an election for the affiliate to receive all of the retainer in fully-vested stock awards. For the additional retainer paid to the Chairperson of the Audit Committee, all of the additional retainer will be paid in cash unless the Chairperson elects to receive all of the additional retainer in fully-vested stock awards. No change was made to the amount of the retainer paid to non-employee directors, except that the program provides for payment of a travel stipend for non-employee directors that travel to attend meetings from outside of Minnesota or states contiguous to Minnesota.

Director Stock Ownership and Retention Guidelines

In 2020, the Board adopted stock ownership and retention guidelines for non-employee directors as another way to align the long-term interests of the Company’s non-employee directors with those of the Company’s shareholders. Our director stock ownership and retention guidelines provide that directors are expected to own, within five years of the effective date of the policy, shares of common stock with an aggregate fair market value equal to or greater than four times the annual cash retainer received by each director, which is currently $40,000, not including fees payable for committee service. Directors of the Company elected in the future will be required to meet the stock ownership guidelines within five calendar years following the year in which they were elected.

The Compensation Committee reviews progress towards satisfying stock ownership guidelines annually. All non-employee directors have either achieved the minimum stock ownership requirements or are making appropriate progress toward the requirements and are still within the permitted period for attaining the ownership requirements.

Shareholder Communications with the Board

Shareholders may contact our Board by contacting Jerry J. Baack, Chairman, Chief Executive Officer and President, Bridgewater Bancshares, Inc. at 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416 or (952) 893-6868.

22	Bridgewater Bancshares, Inc.

SHAREHOLDER PROPOSALS

The matters to be considered and brought before any annual or special meeting of our shareholders shall be limited to only those matters as shall be brought properly before such meeting, in compliance with the procedures set forth in our Bylaws. For proposals to be brought by a shareholder of the Company and voted upon at an annual meeting, including with respect to the nomination of a director other than the Board’s nominees, the shareholder must deliver written notice of the proposal to the Company’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (such period being, referred to herein as an “Other Meeting Date Period” and an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the shareholder’s notice shall be given by the later of the close of business on (1) the date 90 days prior to such Other Meeting Date or (2) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed. In the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by us at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Company’s Secretary at our principal executive office not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board is publicly announced or disclosed. Any shareholder’s notice to the Company’s Secretary must include, the information required by SEC rule 14a-19, as well as, among other things set forth in our Bylaws: (a) a brief description and the text of the proposal desired to be brought before the meeting and the reasons why such shareholder favors the proposal; (b) the name and address of the shareholder proposing such business; (c) the number of shares of our common stock or other equity or debt securities beneficially owned by such shareholder on the date of such shareholder’s notice; and (d) any financial or other interest of such shareholder in the proposal. Shareholders should refer to the full text of our advance notice provisions contained in Article II, Section 12 of our Bylaws. A copy of our Bylaws is incorporated herein by reference to Exhibit 3.2 on Form S-1/A filed with the SEC on March 5, 2018.

Written notice of shareholder proposals to be brought at our 2024 annual meeting of shareholders in accordance with the above procedures must be delivered to the Company’s Secretary no earlier than December 27, 2023 and no later than January 26, 2024, unless the 2024 annual meeting is scheduled during an Other Meeting Date Period, in which case the notice delivery requirements will be as set forth above with respect to meetings with Other Meeting Dates.

In lieu of the foregoing notice procedures, shareholders seeking to submit a proposal for inclusion in our proxy statement for the 2024 annual meeting of shareholders must follow the procedures and meet the other requirements outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and we must receive such proposal at our principal executive office on or before November 15, 2023.

Any proposals, notices or nominations must be sent to the attention of the Company’s Secretary at Bridgewater Bancshares, Inc., 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416.

2023 Proxy Statement	23

EXECUTIVE COMPENSATION

As an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which generally require us to report the executive compensation of our principal executive officer and our two other most highly compensated executive officers, which are referred to as our “named executive officers.”

The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation program to maintain a competitive total compensation package. As such, the compensation program in the future could vary from our historical practices. Our named executive officers for 2022, which consist of our principal executive officer, and the Company’s two other most highly compensated executive officers, were:

●	Jerry J. Baack, Chairman of the Board, Chief Executive Officer and President;
●	Joseph M. Chybowski, Chief Financial Officer; and
●	Nick L. Place, Chief Lending Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to, awarded to, or earned by each of our named executive officers for our fiscal years ended December 31, 2022 and 2021.

Summary Compensation Table

						Nonqualified
						Deferred
				Stock	Option	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Earnings(3)	Compensation(4)	Total
Jerry J. Baack	2022	$650,000	$526,500	-	$528,339	$31,058	$43,944	$1,779,841
Chairman of the Board, Chief Executive Officer and President	2021	575,000	529,234	317,976	-	64,056	38,118	1,524,384
Joseph M. Chybowski(5)	2022	375,000	281,280	-	264,169	14,019	38,601	973,070
Chief Financial Officer
Nick L. Place(6)	2022	350,000	243,000	-	264,169	12,941	37,562	907,672
Chief Lending Officer

(1)	Amounts reflect the aggregate grant date fair value of stock unit awards granted for the year ended December 31, 2021 in accordance with FASB ASC Topic 718 based on a share price of $17.41 as of the date of the grant which was December 6, 2021. The stock unit awards are subject to a four-year ratable vesting schedule.
(2)	Amounts reflect the aggregate grant date fair value of option awards granted for the year ended December 31, 2022 in accordance with FASB ASC Topic 718 based on a share price of $17.50 as of the date of the grant which was February 1, 2022. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 17 to our consolidated financial statements as of December 31, 2022. The option awards are subject to a four-year ratable vesting schedule.

24	Bridgewater Bancshares, Inc.

EXECUTIVE COMPENSATION

(3)	Amounts reflect above-market earnings on accounts under the Deferred Incentive Plan which are credited with interest annually at a rate equal to the return on average equity of the Bank for the immediately preceding calendar year.
(4)	“All Other Compensation” for the named executive officers during the 2022 fiscal year is summarized below.
(5)	As permitted by SEC rules, because the 2022 fiscal year was Mr. Chybowski’s first year as a named executive officer, the compensation paid to him prior to 2022 is not included in this table.
(6)	As permitted by SEC rules, because the 2022 fiscal year was Mr. Place’s first year as a named executive officer, the compensation paid to him prior to 2022 is not included in this table.

			Company
			401 (k) Plan	Total “All Other
Name	Year	Perquisites(i)	Contribution(ii)	Compensation”
Jerry J. Baack	2022	$22,594	$21,350	$43,944
Joseph M. Chybowski	2022	17,251	21,350	38,601
Nick L. Place	2022	16,212	21,350	37,562

(i)	Amounts reflect automobile allowances, health club memberships, the economic value of premiums paid on the BOLI Policies described below, and the portion of health and dental insurance premiums paid for by the Company in excess of what is paid for employees generally. No named executive officers used the Mayo Clinic benefit described below in 2022.
(ii)	Amounts reflect Company matching and profit sharing contributions under the 401(k) Plan.

General

We compensate our named executive officers through a combination of base salary, annual bonus, equity awards, earnings credited under our Deferred Incentive Plan, and other benefits including perquisites. Our Board believes the executive compensation packages that we provide to our executives, including the named executive officers, should include both cash and equity compensation that reward performance as measured against established corporate and individual goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.

In 2021, the Compensation Committee retained an independent compensation consultant, Pearl Meyer, to provide a summary of market compensation levels to executive officers, key findings, and preliminary recommendations with respect to the compensation of our executive officers as compared to those of our peers. Based on its analysis, Pearl Meyer recommended that we increase the current base salary of each of our named executive officers and provided proposed base salary ranges that are commensurate with our high performance compared to our peers. The Compensation Committee considered the analysis provided by Pearl Meyer and other factors including individual named executive officer experience and performance in making its decision to issue discretionary annual bonuses to each of the Company’s named executive officers and to approve and recommend that the Board issue stock option awards to the Company’s named executive officers effective February 1, 2022. The Compensation Committee also considered the analysis provided by Pearl Meyer, among other factors, in establishing base salaries in employment agreements for our named executive officers that became effective as of January 1, 2022.

Base Salary

Our Compensation Committee reviews and approves the base salaries of our named executive officers and relied on the recommendations of Pearl Meyer, survey data from industry resources and individual considerations in setting the base salary for each of our named executive officers. Salary levels are typically reviewed annually as part of our performance review process and upon a promotion or other change in job responsibility.

Annual Bonus

All of our named executive officers are eligible to receive an annual bonus payment at the discretion of the Compensation Committee. Annual bonus awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. In 2022 and prior years, the Compensation Committee has typically considered Company, Bank and individual performance factors in its determination of the amount of the annual bonus awards granted to each named executive officer.

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EXECUTIVE COMPENSATION

Deferred Incentive Plan

The Compensation Committee may award each named executive officer a discretionary contribution to the Deferred Incentive Plan, described in more detail below, based on Company and individual performance for each calendar year. To encourage retention, amounts contributed to the Deferred Incentive Plan are subject to forfeiture contingent on the named executive officer’s continued employment.

Equity Awards

All of our named executive officers are eligible to receive grants of equity awards, including incentive and non-statutory stock options, restricted stock, and restricted stock units at the discretion of the Compensation Committee or the Board. Stock options, restricted stock, and restricted stock units may be granted under the 2019 Equity Plan described more fully below. Stock options may also be issued from the Bridgewater Bancshares, Inc. 2017 Combined Incentive and Non-Statutory Stock Option Plan (the “2017 Stock Option Plan”) described more fully below. The 2019 Equity Plan and the 2017 Stock Option Plan allow the Compensation Committee or the Board to grant equity awards under the plans and to establish the terms and conditions of the awards, subject to the plan terms. Previously, the Board has also granted stock options from the Bridgewater Bancshares, Inc. 2012 Combined Incentive and Non-Statutory Stock Option Plan (the “2012 Stock Option Plan”) and the Bridgewater Bancshares, Inc. 2005 Combined Incentive and Non-Statutory Stock Option Plan (the “2005 Stock Option Plan”), each described in more detail below.

Benefits and Other Perquisites

The named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including medical, dental, disability, group and life, accidental death and travel accident insurance coverage. We also provide our employees, including our named executive officers, with various retirement benefits. Our retirement plans are designed to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our retirement plans is to attract and retain quality employees by offering benefit plans similar to those typically offered by our competitors.

Bridgewater Bank 401(k) Safe Harbor Plan. The Bridgewater Bank 401(k) Safe Harbor Plan, or the 401(k) Plan, is designed to provide retirement benefits to all eligible full-time and part-time employees of the Company and the Bank. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2022, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer 0% to 100% of their compensation to the 401(k) Plan up to the applicable IRS limit. We currently match 100% of employee contributions on the first 4% of employee compensation. The matching contribution is contributed in the form of cash and is invested according to the employee’s current investment allocation. We also made a discretionary profit sharing contribution equal to 3% of employee compensation to the 401(k) Plan for each of 2022 and 2021.

Health and Welfare Benefits. Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, life, accident, and disability coverage to all of our eligible employees. We do not provide the named executive officers with any health and welfare benefits that are not generally available to our other employees, other than payment of a greater portion of health and dental insurance premiums, the Mayo Clinic physical exam program, and additional life insurance benefit, each as described below.

Bank-Owned Life Insurance Policy Benefits. To attract and retain key employees, the Company purchased bank-owned-life insurance policies (the “BOLI Policies”) for the named executive officers. The policies include a split-dollar feature pursuant to which a portion of the death benefit payable thereunder will be paid directly to the beneficiaries of the named executive officers.

Perquisites. We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on this periodic review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2022 included an automobile allowance, a health club family membership reimbursement program, and health and dental insurance premiums partially paid for by the Company.

26	Bridgewater Bancshares, Inc.

EXECUTIVE COMPENSATION

Additionally, our named executive officers are eligible to obtain an annual executive physical exam at the Mayo Clinic in Rochester, Minnesota at the named executive officer’s option and the Company’s expense.

Employment Agreements

We entered into employment agreements with each of our named executive officers as of January 1, 2022. The agreements generally describe the position and duties of each of the named executive officers, provide for a specified term of employment, describe base salary and other benefits and perquisites to which each executive officer is entitled, set forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term and provide us with a measure of protection by obligating the named executive officers to abide by the terms of restrictive covenants during the terms of their employment and thereafter for a specified period of time.

Our employment agreements provide for an initial term of five years, three years, and three years for each of Mr. Baack, Mr. Chybowski and Mr. Place, respectively, with an automatic renewal for additional one-year periods commencing on the fifth and third anniversary, as applicable, of the effective date and each anniversary thereafter, unless either party provides written notice of non-renewal ninety days prior to the renewal date. In the event that a change in control occurs during the employment period, each employment agreement will remain in effect for a two year period following the change in control and then terminate.

The employment agreements provide for an initial annual base salary of $650,000, $375,000 and $350,000 for each of Mr. Baack, Mr. Chybowski and Mr. Place, respectively, which is subject to review, and may be adjusted, on each anniversary of the effective date. Each of Mr. Baack, Mr. Chybowski and Mr. Place are entitled to a monthly automobile allowance of $1,250, $850 and $850, respectively. Our named executive officers are also each entitled to an executive physical exam at the Mayo Clinic in Rochester, Minnesota once every year, at the named executive officer’s option and the Company’s expense. Additionally, each executive officer is entitled to participate in the Company’s paid time off, pension and welfare benefit plans as may be in effect from time to time.

Each named executive officer is subject to a non-competition provision within 25 miles of each banking or office location of the Company, the Bank and their affiliates, and a non-solicitation restriction with respect to customers and employees. The restrictive covenants apply during employment and for a period of 12 months following a termination of employment.

In the event a named executive officer’s employment is terminated other than for cause or a named executive officer resigns for good reason, he or she will be entitled to severance equal to 100% of his or her annual base salary generally payable in 12 equal monthly installments. If such termination occurs within six months prior to, or 24 months following, a change in control, each named executive officer will be entitled to a single lump-sum severance equal to 200% of the sum of his or her annual base salary plus his or her cash incentive bonus for the most recently completed fiscal year.

Upon a termination without cause or a resignation for good reason, to the extent the named executive officer elects COBRA coverage, each named executive officer will also be entitled to continued medical and dental coverage for the named executive officer and any dependents at active employee rates. Such coverage will be available for the applicable COBRA coverage period or until the named executive officer or any dependent becomes eligible for comparable coverage on a subsequent employer plan.

Our obligation to pay any severance under each of the employment agreements is conditioned on the execution by the named executive officer of a general release and waiver of any and all claims with respect to the named executive officer’s employment with the Company.

Bridgewater Bank Deferred Cash Incentive Plan

We maintain the Bridgewater Bank Deferred Cash Incentive Plan, or the Deferred Incentive Plan, for the benefit of certain key employees. The plan is intended to promote the growth and profitability of the Company and the Bank by providing certain key employees with an incentive to achieve corporate objectives, and by attracting and retaining individuals of outstanding competence.

Under the Deferred Incentive Plan, the Compensation Committee may make a discretionary contribution to the deferred incentive account of any employee designated by the Compensation Committee as a participant in the plan based

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EXECUTIVE COMPENSATION

upon the participant’s performance for the calendar year. Contributions to the Deferred Incentive Plan vest on the fourth anniversary of the last day of the calendar year for which the contribution was made to the plan. Vesting is accelerated upon a change in control of the Company or the Bank, the participant’s death, or at the discretion of the Board, in each case provided that the participant has not previously incurred a separation from service.

Amounts credited to a participant’s deferred incentive account accrue interest at a rate equal to the Bank’s return on average equity for the immediately preceding calendar year or at an alternative accrual rate set by the Board. Distribution of any contributions to the Deferred Incentive Plan, including any interest thereon, will be made as a lump sum cash payment within 75 days following the date such amounts become vested. Any distributions from the Deferred Incentive Plan are subject to forfeiture or recoupment if the Board determines that the participant has engaged in fraud or willful misconduct that caused or otherwise contributed to a material restatement of the Bank’s financial results.

Equity Plans

Equity awards are currently made through the Company’s 2019 Equity Plan and 2017 Stock Option Plan. The Company also maintains the 2012 Stock Option Plan and 2005 Stock Option Plan.

Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan. The 2019 Equity Plan was adopted by our Board on January 22, 2019 and became effective upon approval by our shareholders on April 23, 2019. The 2019 Equity Plan is designed to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Company. The 2019 Equity Plan will continue in effect for so long as any awards remain outstanding under the plan; provided, however, that no awards may be granted under the plan after the tenth anniversary of the effective date. The types of awards which may be granted under the 2019 Equity Plan include incentive and non-qualified stock options, stock appreciation rights, stock awards, restricted stock units, restricted stock and cash incentive awards. The Company may grant these awards to its directors, officers, employees, and certain service providers for up to 1,000,000 shares of common stock (all of which may be granted as incentive stock options). As of December 31, 2022, there were 231,363 of unissued shares of the Company’s common stock authorized for grants under the 2019 Equity Plan. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the individuals receiving the awards. The 2019 Equity Plan allows for acceleration of vesting and exercise privileges of grants if a participant’s termination of employment is due to a change in control, death or total disability. If a participant is terminated for cause, then all vested and unvested awards are forfeited at the date of termination. The maximum number of shares subject to awards granted during a single calendar year to any one director participant, together with any cash fees paid to such director during such calendar year, may not exceed a total of $400,000. The exercise price of each incentive stock option and non-qualified stock option award equals the fair market value of the Company’s stock on the date of the grant and an option’s maximum term is ten years. All outstanding awards have been granted with a vesting period of four years.

Bridgewater Bancshares, Inc. 2017 Combined Incentive and Non-Statutory Stock Option Plan. The 2017 Stock Option Plan was adopted by our Board on March 28, 2017 and approved by our shareholders on April 24, 2017. The 2017 Stock Option Plan is designed to promote the growth and general prosperity of the Company by permitting the Company to grant option awards to consultants, employees, officers and directors that will assist the Company in its efforts to attract and retain the best available persons for positions of substantial responsibility and to provide such persons with an additional incentive to contribute to the future success of the Company and its affiliates. Pursuant to the 2017 Stock Option Plan, the Board may grant eligible persons incentive stock options and non-statutory stock options to purchase stock at an exercise price. The exercise price of an incentive stock option may not be less than the fair market value of Company common stock on the date the option is granted. The exercise price of an incentive stock option awarded to a 10% shareholder may not be less than 110% of the fair market value of the stock on the date the option is granted. Each stock option must be granted pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of incentive stock options may expire no later than 10 years from the date of grant (and no later than five years from the date of grant in the case of a 10% shareholder). Initially up to 1,500,000 shares of common stock were available for issuance under the plan. As of December 31, 2022, there were 44,700 shares available for issuance under the plan. The 2017 Stock Option Plan provides for acceleration of vesting and exercise privileges of outstanding option awards upon a change in control.

Bridgewater Bancshares, Inc. 2012 Combined Incentive and Non-Statutory Stock Option Plan. The Company adopted the Bridgewater Bancshares, Inc. 2012 Combined Incentive and Non-Statutory Stock Option Plan, or the 2012

28	Bridgewater Bancshares, Inc.

EXECUTIVE COMPENSATION

Stock Option Plan, effective March 27, 2012, subject to shareholder approval. Our shareholders approved the plan on April 24, 2012. Under the 2012 Stock Option Plan, we were permitted to grant awards to eligible persons in the form of incentive and non-statutory stock options. We had reserved up to 750,000 shares of common stock for issuance under the plan. Any shares subject to options that are cancelled or expire prior to exercise become available for reissuance under the plan; however, no new grants can be made from the plan after March 27, 2022. Options that were granted under this plan will vest, become exercisable and contain such other terms and conditions as determined by the Board and set forth in individual agreements with the employees receiving the awards. The plan provides for acceleration of vesting and exercise privileges of outstanding options upon the occurrence of a change in control transaction.

Bridgewater Bancshares, Inc. 2005 Combined Incentive and Non-Statutory Stock Option Plan. The Company adopted the Bridgewater Bancshares, Inc. 2005 Combined Incentive and Non-Statutory Stock Option Plan, or the 2005 Stock Option Plan, effective October 17, 2005. The 2005 Stock Option Plan was approved by shareholders on October 21, 2005. Under the 2005 Stock Option Plan, we were permitted to grant awards to eligible persons in the form of incentive and non-statutory stock options. We had reserved up to 1,000,000 shares of common stock for issuance under the plan. Any shares subject to options that are cancelled or expire prior to exercise become available for reissuance under the plan; however, no new grants can be made from the plan after October 17, 2015. Options that were granted under this plan will vest, become exercisable and contain such other terms and conditions as determined by the Board and set forth in individual agreements with the employees receiving the awards. The plan provides for acceleration of vesting and exercise privileges of outstanding options upon the occurrence of a change in control.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of equity awards outstanding as of December 31, 2022 for each of our named executive officers.

	Option Awards						Stock Awards
							Number of	Market Value of
	Number of Securities Underlying				Option		Shares or Units of	Shares or Units of
	Unexercised Options				Exercise		Stock That Have	Stock That Have
	Exercisable		Unexercisable		Price		Not Vested (3)	Not Vested (4)
Name	(#)		(#)		($)	Option Expiration Date	(#)	($)
Jerry J. Baack	35,000	(1)	—	(1)	$3.00	December 31, 2023
	150,000	(1)	—	(1)	7.47	September 30, 2027
	48,750	(2)	16,250	(2)	12.92	December 6, 2029
			100,000	(2)	17.50	February 1, 2032
							31,566	$559,981
Joseph M. Chybowski	150,000	(1)	—	(1)	7.47	September 30, 2027
	17,250	(2)	5,750	(2)	12.92	December 6, 2029
			50,000	(2)	17.50	February 1, 2032
							15,247	270,482
Nick L. Place	20,000	(1)	—	(1)	3.58	December 31, 2024
	150,000	(1)	—	(1)	7.47	September 30, 2027
	15,750	(2)	5,250	(2)	12.92	December 6, 2029
			50,000	(2)	17.50	February 1, 2032
							13,541	240,217

(1)	Option awards vest or vested in 20% increments on the first five anniversaries of the date of grant. All outstanding unvested options are accelerated and vest in full upon a change in control of the Company or in the event of the death of a named executive officer.
(2)	Option awards vest or vested in 25% increments on the first four anniversaries of the date of grant. All outstanding unvested options are accelerated and vest in full upon a change in control of the Company or in the event of the death of a named executive officer.
(3)	Restricted stock awards and units vest in 25% increments on the first four anniversaries of the date of the grant. All outstanding unvested restricted stock awards and units are accelerated and vest in full upon an involuntary termination or a termination by the named executive officer for good reason, in each case in connection with a change in control of the Company, or in the event of the death or disability of a named executive officer.
(4)	The value of the unvested restricted stock awards and units is based upon the closing stock price of $17.74 as of December 30, 2022.

30	Bridgewater Bancshares, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of February 27, 2023, regarding the beneficial ownership of our common stock:

●	each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
●	each of our directors and director nominees;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options currently exercisable or exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 27,756,170 shares of our common stock outstanding as of February 27, 2023.

Except as otherwise indicated, the address for each shareholder listed in the table below is: c/o Bridgewater Bancshares, Inc., 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416.

	Amount and Nature of	Percent
Name	Beneficial Ownership	of Class

5% Shareholders
Jerry J. Baack(1)	1,434,664	5.12%
BlackRock, Inc.(2)	1,639,030	5.91%
Castle Creek Capital Partners V, LP(3)	2,207,387	7.95%
David B. Juran(4)	1,674,282	6.02%
Thrivent Financial for Lutherans(5)	2,197,160	7.92%

Directors and Named Executive Officers
Jerry J. Baack(1)	1,434,664	5.12%
Lisa M. Brezonik	11,328	*
Joseph M. Chybowski(6)	238,705	*
James S. Johnson(7)	255,611	*
David B. Juran(3)	1,674,282	6.02%
Mohammed Lawal	15,548	*
Douglas J. Parish(8)	16,778	*
Nick L. Place(9)	277,415	*
Jeffrey D. Shellberg(10)	960,750	3.43%
Thomas P. Trutna(11)	130,017	*
Todd B. Urness(12)	1,155,990	4.16%
David J. Volk(13)	—	*
All directors and executive officers—as a group (15 persons)(14)	6,595,067	22.72%

* Indicates one percent or less.

31	Bridgewater Bancshares, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

(1)	Includes 258,750 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 27, 2023. Excludes 91,250 shares of our common stock underlying options that are subject to vesting. Includes 4,800 shares of unvested restricted stock of which Mr. Baack has the right to vote. Excludes 49,324 shares of restricted stock units that will not vest within 60 days of February 27, 2023. Includes 3,000 shares held by Mr. Baack as custodian for children. Includes 4,200 shares held by Mr. Baack for a dependent child. Includes 7,000 shares held jointly with Mr. Baack’s spouse. A total of 300,000 shares are pledged as security for indebtedness.
(2)	Reflects shares beneficially owned by BlackRock, Inc. (“BlackRock”) as of December 31, 2022, according to a Schedule 13G/A filed by BlackRock with the SEC on February 16, 2023. Based solely on the Schedule 13G/A, BlackRock had sole voting power over 1,613,424 of the shares and sole dispositive power over 1,639,030 of the shares. The address reported on the Schedule 13G/A is 55 East 52nd Street, New York, NY 10055.
(3)	Based solely on information provided by Castle Creek Capital Partners V, LP (“Castle Creek”), includes 2,206,568 shares beneficially owned by Castle Creek and 819 shares beneficially owned by Castle Creek Advisors IV LLC. The address for Castle Creek is 11682 El Camino Real, Suite 320, San Diego, CA 92130.
(4)	Includes 40,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 27, 2023. Includes 86,775 shares held by Mr. Juran as co-trustee of a marital trust dated June 18, 2002 and includes 10,725 shares held by Mr. Juran as co-trustee of a residuary trust dated June 18, 2002. Includes 239,274 shares held by Mr. Juran as trustee of a revocable trust dated September 17, 2018. Includes 8,532 shares held in a revocable trust dated January 31, 2014 for which Mr. Juran is the attorney-in-fact for the trustee of the trust and Mr. Juran may possess voting power and investment power with respect to the shares of common stock under the trust.
(5)	Reflects shares beneficially owned by Thrivent Financial for Lutherans (“Thrivent”) as of December 31, 2022, according to a Schedule 13G/A filed by Thrivent with the SEC on February 8, 2023. Based solely on the Schedule 13G/A, Thrivent had sole voting power and sole dispositive power over 14,290 shares and shared voting power and shared dispositive power over 2,182,870 shares. The address reported on the Schedule 13G/A is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402.
(6)	Includes 179,750 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 27, 2023. Excludes 43,250 shares of our common stock underlying options that are subject to vesting. Includes 2,167 shares of unvested restricted stock of which he has the right to vote. Excludes 25,162 shares of restricted stock units that will not vest within 60 days of February 27, 2023. Includes 53,788 shares held jointly with Mr. Chybowski’s spouse. Includes 1,000 shares held by Mr. Chybowski’s spouse in an IRA. A total of 10,000 shares are pledged as security for indebtedness.
(7)	Includes 40,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 27, 2023. Includes 69,250 shares held by Mr. Johnson as co-trustee of the James S. Johnson Trust, dated May 28, 2015 and includes 76,750 shares held by Mr. Johnson as co-trustee of the Jolynn Johnson Trust dated May 28, 2015. Includes 10,417 shares held by Mr. Johnson’s spouse in an IRA.
(8)	Includes 15,607 shares held by Mr. Parish as co-trustee of the Douglas J. Parish Revocable Trust, dated May 27, 2022.
(9)	Includes 198,250 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 27, 2023. Excludes 42,750 shares of our common stock underlying options that are subject to vesting. Includes 2,000 shares of unvested restricted stock of which he has the right to vote. Excludes 21,888 shares of restricted stock units that will not vest within 60 days of February 27, 2023. Includes 6,000 shares held jointly with Mr. Place’s spouse. Includes 7,500 shares held by Mr. Place’s spouse in an IRA.
(10)	Includes 223,750 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 27, 2023. Excludes 21,250 shares of our common stock underlying options that are subject to vesting. Includes 2,334 shares of unvested restricted stock of which he has the right to vote. Excludes 24,265 shares of restricted stock units that will not vest within 60 days of February 27, 2023. Includes 283,890 shares held by Mr. Shellberg as co-trustee of the Jeffrey D. Shellberg Trust under agreement dated October 1, 2014. Includes 172,000 shares held by Mr. Shellberg as co-trustee of the Susan K. Shellberg Trust under agreement dated October 1, 2014. A total of 100,000 shares are pledged as security for indebtedness.
(11)	Includes 40,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 27, 2023.
(12)	Includes 40,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 27, 2023. A total of 350,478 shares are pledged as security for indebtedness.
(13)	Mr. Volk is a principal at Castle Creek Capital V LLC, which is the sole general partner of Castle Creek, which entity owns 2,206,568 shares of the Company’s common stock. Additionally, Castle Creek Advisors IV LLC, an affiliate of Castle Creek, owns 819 shares of the Company’s common stock. Mr. Volk disclaims beneficial ownership of such shares held by Castle Creek and Castle Creek Advisors IV LLC, except to the extent of his pecuniary interest therein.
(14)	Includes a total of 1,268,978 shares subject to stock options that are currently exercisable or are exercisable within 60 days of February 27, 2023. Excludes 283,250 shares of our common stock underlying options that are subject to vesting. Includes a total of 14,801 shares of unvested restricted stock of which such holder has the right to vote. Excludes 179,716 shares of restricted stock units that will not vest within 60 days of February 27, 2023. A total of 760,478 shares are pledged as security for indebtedness.

32	Bridgewater Bancshares, Inc.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of transactions in the 2021 and 2022 fiscal years to which we have been a party in which the amount involved exceeded or will exceed $120 thousand, and in which any of our directors, executive officers or beneficial holders of more than five percent of our common stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Our branch building in Greenwood, Minnesota, is leased by the Bank from Greenwood, an entity owned by certain of our executive officers and directors. Mr. Baack, Chairman of the Board, Chief Executive Officer and President, and Mr. Shellberg, our Executive Vice President, Chief Credit Officer and Director are members and are on the board of governors of Greenwood, and Mr. Shellberg also serves as the chief manager of the entity. The following directors of the Company and the Bank are also members of Greenwood: Messrs. Johnson, Juran, Trutna and Urness. Messrs. Baack, Shellberg, Johnson, Juran, Trutna and Urness each own a 12.5% membership interest in Greenwood. In 2020, the Bank exercised a renewal option to extend the term of the lease to August 1, 2026. The Bank has one additional five-year renewal option that will permit the Bank to extend the lease through August 1, 2031. The total amount of rent payable by the Bank to Greenwood during the remaining current term of the lease is approximately $1.04 million (inclusive of base rent, estimated real estate taxes and estimated operating costs). The total amount of rent paid by the Bank to Greenwood during 2021 was approximately $262 thousand and the amount paid in 2022 was approximately $298 thousand (in both cases, inclusive of base rent, real estate taxes and operating costs). In lieu of the Company’s stated related party transaction approval process, described below, our Board formed a special committee in 2020 to review the transaction consisting of all of the Company’s non-employee directors that did not have an interest in the transaction. In approving the related party transaction, the special committee considered, among other factors, the fairness of the transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of any improper conflicts of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and any potential violations of other corporate policies. The Company and the Bank believe the terms of this lease are consistent with the terms of leases for similar properties that could be received in arm’s-length negotiations with third parties.

Ordinary Banking Relationships

Our directors, officers, certain of our beneficial owners of more than five percent of our common stock and their respective associates were customers of and had transactions with us in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to lend with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the Bank’s board of directors in accordance with applicable bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or the Bank.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company or the Bank with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).

Under applicable SEC and Nasdaq rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120 thousand and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, five percent shareholders and the immediate family members of these persons. Our Board has adopted a written policy governing the

33	Bridgewater Bancshares, Inc.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

procedures for reviewing and approving related party transactions. Our Audit Committee, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of any improper conflicts of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

34	Bridgewater Bancshares, Inc.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2022. The information contained in this report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in such filing.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Report on Form 10-K. The committee is currently comprised of Mr. Johnson, Mr. Parish and Mr. Trutna. All of the members have been determined to be “independent,” as defined by Nasdaq.

The Audit Committee has reviewed and discussed our audited financial statements for 2022 with our management and CliftonLarsonAllen LLP, our independent registered public accounting firm, with respect to the 2022 fiscal year. The committee has also discussed with CliftonLarsonAllen LLP the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) and received and discussed the written disclosures and the letter from CliftonLarsonAllen LLP required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with CliftonLarsonAllen LLP its independence. Based on these reviews and discussions with management and CliftonLarsonAllen LLP, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

This report is submitted on behalf of the current members of the Audit Committee:

James S. Johnson
Douglas J. Parish
Thomas P. Trutna

35	Bridgewater Bancshares, Inc.

PROPOSAL 2	APPROVAL OF THE THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS
	✓	The Board recommends that shareholders vote “FOR” the approval of the Third Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws to declassify the Board.

General

After careful consideration, our Board approved and adopted, and recommends that our shareholders approve, this proposal to amend and restate the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”) and the Amended and Restated Bylaws (the “Bylaws”) to declassify the Board. A copy of the proposed Third Amended and Restated Articles of Incorporation of the Company (the “Amended Articles”) is attached to this proxy statement as Appendix A and a copy of the proposed Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”) is attached to this proxy statement as Appendix B.

Reasons for, and Effects of, the Amendment and Restatement of the Articles and Bylaws

The Company’s Articles and Bylaws currently divide the Board into three classes. Each class is elected for a three-year term, with the terms staggered so that approximately one-third of directors, plus any newly appointed directors, stands for election each year. There are currently three Class II directors, whose terms expire at the annual meeting; four Class III directors, whose terms expire at the 2024 annual meeting of shareholders; and three Class I directors, whose terms expire at the 2025 annual meeting of shareholders.

In the past, the Board believed that a classified board structure served the best interests of the Company and its shareholders. Among other considerations, classified boards generally can provide for company and board continuity and stability, promote director independence that is less subject to management or outside influence, and inhibit coercive takeover tactics and special interest groups focused on short-term gains from taking rapid control of a company without giving its board the opportunity to negotiate the payment of an appropriate premium.

While the Board continues to believe these are important considerations, the Board also understands that corporate governance best practices in recent years have moved away from classified boards in favor of electing all directors annually. As part of its ongoing responsibilities to monitor current developments in corporate governance and review and recommend changes to the Company’s governing documents, the Board and the Nominating and ESG Committee evaluated the classified board structure during 2022 and considered, among other things, that an annual election of all directors would provide shareholders with greater opportunity to register their views at each annual meeting on the performance of the entire Board over the prior year.

After carefully weighing these considerations, the Board concluded that the annual election of all directors will both enhance the Company’s corporate governance practices and be an effective way to maintain and enhance the accountability of the Board. Accordingly, the Board determined that it is in the best interests of the Company and its shareholders to eliminate the classified board structure.

If approved by the requisite vote of the shareholders, the Company’s Articles and Bylaws will be amended and restated to eliminate the classified Board structure and provide for the annual election of all directors.

If the proposed Amended Articles and the Amended Bylaws are approved by our shareholders, the annual election of all directors would be phased in over a three-year period, commencing at the 2024 annual meeting of shareholders. Declassification would not result in the curtailment of any director’s term of office, as our shareholders previously elected these directors to their current terms. Rather, all current directors, including the directors elected at the Annual Meeting to serve for three-year terms expiring at the 2026 annual meeting, would complete the remaining portion of their three-year terms. Directors whose terms expire at the 2024 and 2025 annual meetings of shareholders would be nominated for election

2023 Proxy Statement	36

PROPOSAL 4

for one-year terms. Beginning with the 2026 annual meeting, all director nominees would be nominated for election for one-year terms.

Shareholder Vote Necessary to Approve the Amended Articles and the Amended Bylaws

Approval of the Amended Articles and the Amended Bylaws by the shareholders requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding common stock of the Company present and entitled to vote thereon. Abstentions with respect to this proposal will have the effect of a vote against the approval of the Amended Articles and the Amended Bylaws. Any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on the approval of the Amended Articles and the Amended Bylaws will be disregarded and have no effect on the outcome of the vote.

2023 Proxy Statement	37

PROPOSAL 3	APPROVAL OF THE THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS OF THE COMPANY FROM ELEVEN (11) TO FIFTEEN (15)
✓

The Board recommends that shareholders vote “FOR” the approval of the Third Amended and Restated Articles of Incorporation and the approval of the Second Amended and Restated Bylaws to increase the maximum number of directors on the Board.

General

After careful consideration, our Board, approved and adopted, and recommends that our shareholders approve, this proposal to amend and restate the Company’s Articles and Bylaws to change the range of the board of directors from five (5) to eleven (11) to a range of five (5) to fifteen (15). A copy of the proposed Amended Articles is attached to this proxy statement as Appendix A and a copy of the proposed Amended Bylaws of the Company is attached to this proxy statement as Appendix B.

Reasons for, and Effects of, the Amendment and Restatement of the Articles and Bylaws

As noted in the “Corporate Governance and Board of Directors” section of this proxy statement, our Board consists of directors with a mix of tenured directors, who provide important experience and institutional knowledge, and newer directors providing fresh perspective to deliberations. The Nominating and ESG Committee regularly assesses our directors’ mix of skills, tenure and diversity in light of the Company’s long-term strategy and advises the Board of its determinations with respect to Board composition and director refreshment. Our incumbent directors and director nominees have a mix of skills, tenure and diversity that we believe are appropriate to the Company’s long-term strategy and success.

From time to time, the Nominating and ESG Committee identifies and evaluates new potential director nominees, taking into consideration the overall needs, composition, and size of the Board. Our Board refreshment efforts have been particularly active in the past few years with 50% of our non-employee directors having been on the Board fewer than six years.

The Board is recommending this amendment and restatement of the Company’s Articles and Bylaws to provide it with the flexibility to add additional Board members if it deems it to be in the best interests of the Company and its shareholders. This flexibility will allow the Board to continue its efforts in Board refreshment and increasing Board diversity. In addition, if the Company engages in acquisitions of other financial institutions, it may offer one or more director positions to qualified individuals at the target institution as part of the negotiations.

If approved by the requisite vote of the shareholders, the Company’s Articles and Bylaws will be amended and restated to change the range of the board of directors from five (5) to eleven (11) to a range of five (5) to fifteen (15).

Shareholder Vote Necessary to Approve the Amended Articles and the Amended Bylaws

Approval of the Amended Articles and the Amended Bylaws by the shareholders requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding common stock of the Company present and entitled to vote thereon. Abstentions with respect to this proposal will have the effect of a vote against the approval of the Amended Articles and the Amended Bylaws.  Any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on the approval of the Amended Articles and the Amended Bylaws will be disregarded and have no effect on the outcome of the vote.

2023 Proxy Statement	38

PROPOSAL 4	APPROVAL OF THE BRIDGEWATER BANCSHARES, INC. 2023 EQUITY INCENTIVE PLAN
	✓	The Board of Directors recommends that you vote “FOR” the approval of the Bridgewater Bancshares, Inc. 2023 Equity Incentive Plan, as described in this proxy statement.

After careful consideration, our Board approved and adopted the Bridgewater Bancshares, Inc. 2023 Equity Incentive Plan (the “2023 Equity Plan”), subject to shareholder approval. A summary of the material provisions of the 2023 Equity Plan is set forth below. A copy of the 2023 Equity Plan is attached to this proxy statement as Appendix C.

Proposed 2023 Equity Plan

Our Board has adopted the 2023 Equity Plan to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals, and directed that the 2023 Equity Plan be submitted for approval by our shareholders. We are submitting the 2023 Equity Plan to our shareholders at this time to:

●supplement our current equity compensation plans, which include the Bridgewater Bancshares, Inc. 2017 Combined Incentive and Non-Statutory Stock Option Plan (the “2017 Stock Option Plan”) and the Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan (the “2019 Equity Plan”), so that we may continue to retain and attract the best available personnel, provide additional incentives to our employees, directors and service providers, and promote the success of our business; and

●comply with Nasdaq listing rules and, with respect to incentive stock options, rules under Section 422 of the Internal Revenue Code, which require shareholder approval.

If the 2023 Equity Plan is not approved by our shareholders, it will not be adopted, and we will continue to operate under the 2017 Stock Option Plan and the 2019 Equity Plan until their respective expiration dates.  In the event the 2023 Equity Plan is not approved, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.

If the 2023 Equity Plan is approved by our shareholders, we may continue to grant awards under the 2017 Stock Option Plan and the 2019 Equity Plan.

In determining the number of shares of Company common stock to be authorized under the 2023 Equity Plan, the Compensation Committee and Board considered the effects of our size, number of outstanding shares of Company common stock, the number of shares authorized and outstanding under the 2017 Stock Option Plan and the 2019 Equity Plan, and employee headcount, and the Compensation Committee and Board believe that a share reserve of 1,500,000 shares is appropriate.

Important Considerations

We have adopted and are recommending that our shareholders approve the 2023 Equity Plan because we believe the design of the 2023 Equity Plan, and the number of shares reserved for issuance, are consistent with the interests of our shareholders and good corporate governance practices. In approving the 2023 Equity Plan, our Compensation Committee and Board engaged an independent compensation consultant Pearl Meyer to assist with establishing a proper share reserve for the 2023 Equity Plan. In doing so, we considered both burn rate and overhang.

●Burn Rate; Longevity of Authorized Shares. Burn rate (the measure of the annual rate at which companies use shares available for grant in their equity compensation plans), is an important factor for shareholders concerned about shareholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of common stock outstanding during the year. We believe our current three-year average burn rate of approximately 1.07% should be viewed favorably by our shareholders. We do not anticipate that projected usage of the 2023 Equity Plan will vary materially from our historical usage, and estimate that the additional

39	Bridgewater Bancshares, Inc.

PROPOSAL 4

1,500,000 shares to be authorized for issuance under the 2023 Equity Plan, in combination with existing share reserves, will be sufficient for several years based on historical and anticipated usage.

●Overhang. Overhang is a measure that is sometimes used to assess the aggregate dilutive impact of equity programs such as the 2023 Equity Plan. Overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under the 2023 Equity Plan, the 2019 Equity Plan, the 2017 Stock Option Plan, the 2012 Stock Option Plan and the 2005 Stock Option Plan were issued. As of December 31, 2022, the Company had outstanding equity awards of 1,913,444 stock options (which currently represents dilution of 6.3% relative to approximately 30,292,767 diluted shares currently) with a weighted average exercise price of $9.35 and weighted average remaining term of 5.2 years, 351,310 full-value awards (that is restricted stock units, which currently represents dilution of 1.3% relative to approximately 30,292,767 diluted shares currently), and 276,063 shares remaining available in the 2019 Equity Plan and the 2017 Stock Option Plan (representing potential dilution of 0.9% which, combined with outstanding awards which represents overhang of approximately 8.5%). The approval of the new share pool of 1,500,000 shares to be authorized will result in overhang of approximately 12.7% relative to the approximately 31,792,767 diluted shares outstanding.  We believe this level of overhang should not be viewed as excessive by shareholders.

Shareholder Approval; Best Practices

The 2023 Equity Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices, such as:

●Independent Oversight.  The 2023 Equity Plan will be administered by the Compensation Committee, which is comprised of independent members of our Board.
●Double Trigger Change in Control Provisions.  The change in control provisions under the 2023 Equity Plan provide for acceleration of vesting of service-based awards in the event of a change in control only if the 2023 Equity Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason within 24 months following the change in control.
●No Evergreen Feature.  The number of authorized shares under the 2023 Equity Plan is fixed at 1,500,000. The 2023 Equity Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.
●Conservative Share Reuse Provision.  Shares subject to an award under the 2023 Equity Plan will not be available for reuse if such shares are tendered or withheld in payment of a stock option; delivered, withheld or reduced to satisfy any tax withholding obligation; or not issued upon the settlement of a stock-settled stock appreciation right (SAR).
●Minimum Vesting Periods.  Stock awards that are vested solely based on continued service, must have a vesting period of at least one year, subject to limited exceptions as provided under the 2023 Equity Plan.
●Dividends Subject to Vesting.  Dividend payments or dividend equivalent payments on shares subject to outstanding awards may only be distributed upon the vesting of the underlying award, to the extent permitted by law.
●Clawback Policy Implementation.  All awards under the 2023 Equity Plan will be subject to any applicable law respecting recapture of compensation or the Company clawback policy in effect from time to time.
●Forfeiture Provisions. Upon a breach of a restrictive covenant, participants forfeit all outstanding awards (whether vested or unvested) and must repay to the Company any shares or profits realized, within one year prior to the participant’s termination of service and thereafter, from the exercise of awards or subsequent disposition of shares received in connection with the 2023 Equity Plan.
●Multiple Award Types.  The 2023 Equity Plan permits the issuance of stock options, restricted stock units, restricted stock and other types of equity and cash incentive grants, subject to the share limits of the 2023 Equity Plan. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

40	Bridgewater Bancshares, Inc.

PROPOSAL 4

●Repricings Prohibited.  Repricing of options and SARs generally is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.
●Discount Stock Options and SARs Prohibited.  All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.
●Annual Limit on Awards Granted to Directors.  The 2023 Equity Plan contains an annual limit of $400,000 on the total value of the number of awards granted and cash fees paid during a calendar year to any director.

A summary of the material provisions of the 2023 Equity Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2023 Equity Plan, a copy of which is set forth as Appendix C.

General

The 2023 Equity Plan was adopted by our Board to promote the growth, profitability, and long-term financial success of the Company and its subsidiaries; to incentivize employees, directors and service providers of the Company and its subsidiaries to achieve long-term corporate objectives; to attract and retain employees, directors and service providers who can and do contribute to the Company’s financial success, and to further align the participants’ interests with those of the Company’s shareholders; and to provide such individuals with an opportunity to acquire shares of the Company’s common stock.  The 2023 Equity Plan will be administered by the Compensation Committee, which has the authority to select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

The 2023 Equity Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2023 Equity Plan and shareholder interests.

The shares of our common stock issuable under the 2023 Equity Plan will come from shares currently authorized but unissued, currently held or, to the extent allowed under applicable law, bought on the market or otherwise.  Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2023 Equity Plan is 1,500,000 shares of the Company’s common stock, all of which may be granted as incentive stock options. To the extent that any shares of stock covered by an award (including stock awards) under the 2023 Equity Plan are not delivered for any reason, including because the award is forfeited, canceled, or settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2023 Equity Plan and shall again become eligible for delivery under the 2023 Equity Plan. However, with respect to stock options for which payment of the exercise price is satisfied by tendering shares of stock of the Company, or by the net exercise of the award, the full number of shares of stock set forth in the award agreement will be counted for purposes of these limitations. Further, with respect to SARs that are settled in stock, the full number of shares set forth in the award agreement will be counted for purposes of these limitations. Additionally, shares that are tendered to, or withheld or reduced by, the Company to satisfy any tax withholding obligations will be deemed to have been delivered for purposes of these limitations.

The 2023 Equity Plan’s effective date will be April 25, 2023, subject to approval by the Company’s shareholders. If approved, the 2023 Equity Plan will continue in effect as long as any awards are outstanding; provided, however, that no awards may be granted under the 2023 Equity Plan after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2023 Equity Plan.

Additionally, the maximum number of shares subject to awards granted during a single calendar year to any one director participant, together with any cash fees paid to such director participant during such calendar year, shall not exceed a total value of $400,000. For purposes of this limitation, the value of any share based awards shall be determined based on the grant date fair value of such awards determined in accordance with generally accepted accounting principles.

The Compensation Committee may use shares of stock available under the 2023 Equity Plan as the form of payment for grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

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PROPOSAL 4

In the event of a corporate transaction involving the stock of the Company (including, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar event which the Compensation Committee determines affects the shares such that an adjustment is appropriate to prevent enlargement or dilution of rights), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event; provided, however, that the Compensation Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

Except as provided by the Compensation Committee, awards granted under the 2023 Equity Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution, or pursuant to a domestic relations order. The Compensation Committee has the discretion to permit the transfer of awards under the 2023 Equity Plan; provided, however, that such transfers shall be limited to immediate family members of participants, trusts, partnerships, limited liability companies, other entities established for the primary benefit of such family members, and charitable organizations, as long as such transfers are made without value to the participant and in no event shall any award be sold, assigned, or transferred to any third-party financial institution.

If the right to become vested in an award (other than a cash incentive award) granted under the 2023 Equity Plan to a participant is solely conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, and without being granted in lieu of or in exchange for other compensation or awards, then the required period of service for full vesting must be at least one year.  This minimum required period of service for full vesting does not apply to any (i) replacement awards granted in connection with awards that are assumed, converted or substituted pursuant to a corporate transaction (e.g., merger, acquisition); (ii) shares delivered in lieu of fully vested cash obligations; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) additional awards the Compensation Committee may grant, up to a maximum of five percent of the available share reserve under the 2023 Equity Plan; provided, that the foregoing restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in the cases of retirement, death, disability or a corporate transaction, in the terms of the award agreement or otherwise.

The Compensation Committee may provide a participant with the right to receive dividend payments or dividend equivalent payments on shares subject to outstanding awards, which payments may be made currently or credited to an account for the participant, may be settled in cash or shares, and may be subject to terms and conditions similar to the underlying award (or such other terms and conditions as determined by the Compensation Committee), provided that in no event may such payments be made unless and until the award to which they relate vests.  Accordingly, if the underlying award is forfeited, the participant will have no rights to such dividend payments or dividend equivalent payments.

Eligibility

Selected employees and directors of, and service providers to, the Company or its subsidiaries are eligible to become participants in the 2023 Equity Plan, except that non-employees may not be granted incentive stock options. The Compensation Committee will determine the specific individuals who will be granted awards under the 2023 Equity Plan and the type and amount of any such awards. As of February 1, 2023, approximately 249 individuals were eligible to participate in the Equity Incentive Plan, if selected by the Compensation Committee, which includes approximately 7 executive officers, approximately 234 employees who are not executive officers, and 8 non-employee directors.

Options

The Compensation Committee may grant incentive stock options or non-qualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options must expire no later than 10 years from the date of grant (and no later than five years for incentive stock options granted to a person who beneficially owns 10% or more of the Company’s common stock).

The exercise price for any option may not be less than the fair market value of the Company’s common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person who beneficially owns 10% or more of the Company’s common stock at the time of grant, may not be less than 110% of the fair market value

42	Bridgewater Bancshares, Inc.

PROPOSAL 4

of the stock on the date the option is granted. To the extent permitted under Section 409A of the Internal Revenue Code, the exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries, or under a prior plan. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a prior plan.

Options awarded under the 2023 Equity Plan will be exercisable in accordance with the terms established by the Compensation Committee. Any incentive stock option granted under the 2023 Equity Plan that fails to continue to qualify as an incentive stock option will be deemed to be a non-qualified stock option and the Compensation Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the exercise price of an option may be paid in cash, by personal, certified or cashiers’ check, in shares of the Company’s common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by other property deemed acceptable by the Compensation Committee, by irrevocably authorizing a third party to sell shares of the Company’s common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price and any tax withholding resulting from such exercise price, by payment through a net exercise such that, without the payment of any funds, the participant may exercise the option and receive the net number of shares equal in value to the number of shares as to which the option is exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is the fair market value, or in any combination of the foregoing methods deemed acceptable by the Compensation Committee.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock (or a combination of both) equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. Except as described below, the exercise price for a SAR may not be less than the fair market value of the stock on the date the SAR is granted; provided, however, that to the extent permitted under Section 409A of the Internal Revenue Code the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries or for SARs granted under a prior plan. SARs shall be exercisable in accordance with the terms established by the Compensation Committee.  The exercise price of a SAR may not be decreased after the date of grant nor may a SAR be surrendered to the Company as consideration for the grant of a replacement SAR with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of SARs granted in replacement of existing awards granted under a prior plan.

Stock Awards

A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not limited to, bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units, deferred stock units or any other equity-based award as determined by the Compensation Committee. The specific performance measures, performance objectives or period of service requirements are set by the Compensation Committee in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash (or the Company’s common stock having a value equivalent to the cash otherwise payable), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Compensation Committee. The Compensation Committee may grant cash incentive awards that may be contingent on achievement of a participant’s performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive

2023 Proxy Statement	43

PROPOSAL 4

awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.

Acceleration

Any awards granted under the 2023 Equity Plan may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee, including, but not limited to, in the event of the participant’s death, disability, retirement, or involuntary termination or due to a change in control.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by such participant (whether vested or unvested) will be forfeited immediately and such participant will have no further rights under the award.

Further, except as otherwise provided by the Compensation Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether before or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:

●all outstanding awards granted to the participant under the 2023 Equity Plan, including awards that have become vested or exercisable;
●any shares held by the participant in connection with the 2023 Equity Plan that were acquired after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service;
●the profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service; and
●the profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2023 Equity Plan after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

Change in Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2023 Equity Plan then held by the participant will become fully exercisable immediately, and all stock awards and cash incentive awards will become fully earned and vested immediately, only if (i) the 2023 Equity Plan is not an obligation of the successor entity following a change in control or (ii) the 2023 Equity Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason within 24 months following the change in control.

If vesting of an outstanding award is conditioned upon the achievement of performance measures, then (i) if, at the time of the change in control, the established performance measures are less than 50% attained, then such award shall become vested and exercisable on a fractional basis with the numerator being the percentage of attainment and the denominator being 50% upon the change in control and (ii) if, at the time of the change in control, the performance measures are at least 50% attained, then such award shall become fully earned and vested immediately upon the change in control.

For purposes of the 2023 Equity Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 50% or more of the common stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company’s controlled group acquires such an interest generally will not be a change in control for purposes of the 2023 Equity Plan, (ii) during any 12-month period, a majority of the Board members serving as of the 2023 Equity Plan’s effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, or (iii) the

44	Bridgewater Bancshares, Inc.

PROPOSAL 4

Company combines or merges with another company and, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the resulting company.

Further, notwithstanding the foregoing, a change in control will not be deemed to occur solely because any person acquires beneficial ownership of more than the permitted amount of the outstanding common stock of the Company, as a result of the acquisition by the Company of its common stock which, by reducing the number of shares of common stock outstanding, increases the proportional number of shares of common stock beneficially owned by such person.

In the event an award under the 2019 Equity Plan constitutes “deferred compensation” for purposes of Section 409A of the Code, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Section 409A of the Code.

Amendment and Termination

Unless otherwise determined by the Board, shareholder approval of any amendment to or termination of the 2023 Equity Plan will be obtained only to the extent necessary to comply with any applicable laws, regulations or Nasdaq rules, and, subject to the foregoing, the Board may at any time amend or terminate the 2023 Equity Plan or any award granted under the 2023 Equity Plan, provided that no amendment or termination may impair the rights of any participant without the participant’s written consent. The Board may not amend the provision of the 2023 Equity Plan to materially increase the original number of shares that may be issued under the 2023 Equity Plan (other than as provided in the 2023 Equity Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2023 Equity Plan, without approval of shareholders. However, the Compensation Committee may amend the 2023 Equity Plan or any award agreement at any time, retroactively or otherwise, to ensure that the 2023 Equity Plan complies with current or future law without shareholder approval, and the Compensation Committee may unilaterally amend the 2023 Equity Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A of the Internal Revenue Code, and applicable regulations and guidance thereunder.

Clawback Policy

All awards, amounts and benefits received under the 2023 Equity Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as may be in effect from time to time, or any applicable law even if adopted after the 2023 Equity Plan becomes effective.

U.S. Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2023 Equity Plan.

Non-Qualified Stock Options. The grant of a non-qualified option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option

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PROPOSAL 4

exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss generally will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Cash Incentive Awards. A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may tender cash, have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the maximum individual statutory tax rate for each individual jurisdiction, or such lesser amount as may be established by the Company.

Income Tax Effects for the Company.  As a general rule, the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to any “covered employee” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000.

Change in Control. Any acceleration of the vesting or payment of awards under the 2023 Equity Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Internal Revenue Code Section 409A. The foregoing discussion of tax consequences of awards under the 2023 Equity Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements. If an award is

46	Bridgewater Bancshares, Inc.

PROPOSAL 4

considered a deferred compensation arrangement subject to Section 409A of the Internal Revenue Code, but fails to comply, in operation or form, with the requirements of such section, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2023 Equity Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2023 Equity Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

* * * * *

Equity Compensation Plans

The following table discloses the number of outstanding options, warrants and rights granted to participants by the Company under our equity compensation plans, as well as the number of securities remaining available for future issuance under these plans as of December 31, 2022. The table provides this information separately for equity compensation plans that have and have not been approved by security holders. Additional information regarding stock incentive plans is presented in Note 17 to the Consolidated Financial Statements for the year ending December 31, 2022.

(c)
Number of
securities
	(a)		remaining
	Number of	(b)	available for
	securities to be	Weighted-	future issuance
	issued upon	average	under equity
	exercise of	exercise price	compensation
	outstanding	of outstanding	plans (excluding
	options,	options,	securities
	warrants and	warrants and	reflected in
Plan Category	rights	rights	column (a))
Equity compensation plans approved by shareholders (1)	2,264,754	$9.35	276,063
Equity compensation plans not approved by shareholders	—	—	—
Total	2,264,754	$9.35	276,063

(1)	Column (a) includes outstanding stock options granted under the 2019 Equity Plan, the 2017 Stock Option Plan, the 2012 Stock Option Plan and the 2005 Stock Option Plan. This column also includes unvested restricted stock units granted under the 2019 Equity Plan. Restricted stock units are not reflected in Column (b) as they do not include an exercise price. Column (c) includes 44,700 and 231,363 shares remaining available for future issuance under the 2017 Stock Option Plan and the 2019 Equity Plan, respectively as of December 31, 2022.

The number and types of awards to be made pursuant to the 2023 Equity Plan is subject to the discretion of the Compensation Committee.  No determination has yet been made as to the awards, if any, that any eligible individuals will be granted in the future and, therefore, the benefits to be awarded under the 2023 Equity Plan are not determinable at this time.

Shareholder Vote Necessary to Adopt the 2023 Equity Plan

Adoption of this proposal by the shareholders requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding common stock of the Company present and entitled to vote thereon. Abstentions with respect to this proposal will have the effect of a vote against this proposal. Any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on the adoption of the 2023 Equity Plan will be disregarded and have no effect on the outcome of the vote.

2023 Proxy Statement	47

PROPOSAL 5	RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
✓

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of RSM US LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023.

General

The Audit Committee of the Board has appointed RSM US LLP (“RSM”) to serve as our independent registered public accounting firm for the year ending December 31, 2023, and shareholders are being asked to ratify that appointment. If the appointment of RSM is not ratified, the matter of the appointment of our independent registered public accounting firm will be reconsidered by the Audit Committee. Representatives of RSM are expected to attend the virtual meeting to respond to appropriate questions and to make a statement, if they so desire.

Change of the Independent Auditor

On December 20, 2022, following a competitive proposal process, our Audit Committee approved the dismissal of CliftonLarsonAllen LLP (“CLA”) as our independent registered public accounting firm, upon completion of the audit of our consolidated financial statements for the year ending December 31, 2022.

CLA’s reports on our consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2022 and 2021, and through the date of the Audit Committee's action dismissing CLA, there have been no (a) “disagreements” (within the meaning of Item 301(a)(1)(iv) of Regulations S-K) with CLA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to CLA’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) "reportable events" requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

We provided CLA with a copy of the disclosure we made in response to Item 304(a) of Regulation S-K, and requested that CLA furnish us with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not CLA agrees with the statements set forth above. A copy of CLA’s letter to the SEC dated March 7, 2023 was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on March 7, 2023.

In connection with the dismissal of CLA and on the same date, the Audit Committee approved the engagement of RSM as our new independent registered public accounting firm for the year ending December 31, 2023, effective January 1, 2023. During 2022 and 2021, and through the date of the Audit Committee's action engaging RSM, neither we, nor anyone on our behalf, consulted with RSM regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (b) any matter that was either the subject of a "disagreement," as described in Item 304(a)(1)(iv) of Regulation S-K, or any "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K.

Accountant Fees

For the fiscal years ended December 31, 2022 and 2021, we incurred the following fees for professional services performed by CLA:

	2022	2021
Audit Fees(1)	$274,432	$268,241
Audit-Related Fees(2)	13,244	9,800
All Other Fees(3)	21,852	18,713

2023 Proxy Statement	48

PROPOSAL 5

(1)	Audit fees include fees for professional services performed by CLA for (i) the audit of our consolidated annual financial statements, (ii) the review of the interim consolidated financial statements included in quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide.
(2)	Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services may include employee benefit plan audits and consultations concerning financial accounting and reporting standards.
(3)	All other fees include expenses.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by CLA were incompatible with maintaining their independence as our principal accountants.

Audit Committee Pre-Approval Policy and Procedures

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval procedures, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by CLA for up to twelve months from the date of the pre-approval. All of the services referred to above for 2022 were pre-approved by the Audit Committee.

Shareholder Vote Necessary to Ratify the Appointment of RSM as the Company’s Independent Registered Public Accounting Firm

Ratification of the appointment of RSM as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding common stock of the Company present and entitled to vote thereon. Abstentions with respect to this proposal will have the effect of a vote against this proposal. Any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on the proposal will be disregarded and have no effect on the outcome of the vote.

2023 Proxy Statement	49

Appendix A

THIRD AMENDED AND RESTATED ARTICLES OF
INCORPORATION
OF
BRIDGEWATER BANCSHARES, INC.

(Original Articles of Incorporation filed April 21, 2005;

Amendment to the Articles of Incorporation filed August 31, 2015;

Amended and Restated Articles of Incorporation filed February 28, 2018;

Second Amended and Restated of Articles of Incorporation filed April 24, 2019)

Bridgewater Bancshares, Inc., a Minnesota corporation originally incorporated on April 21, 2005 and organized and existing under Chapter 302A of the Minnesota Business Corporation Act, as amended (the “MBCA”), does hereby certify that the Third Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) set forth below have been duly adopted in accordance with Sections 302A.131 and 302A.135 of the MBCA.

ARTICLE I

NAME

The name of the corporation is Bridgewater Bancshares, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The registered office of the Corporation is located at 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416.

ARTICLE III

CAPITAL STOCK

(A)The total number of shares the Corporation is authorized to issue shall be 85,000,000, of which (i) 75,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be preferred stock, par value $0.01 (the “Preferred Stock”).

(B)The Board of Directors of the Corporation is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE IV

PURPOSE

The purpose of the Corporation is to engage in any business purpose or purposes for which corporations may be formed under the MBCA.

ARTICLE V

POWERS

Subject to any limitations set forth by Minnesota statute or these Articles of Incorporation, the Corporation shall have all the powers necessary or convenient to carry out the purposes for which it is incorporated.

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APPENDIX A

ARTICLE VI

PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent provided by written agreement with the Corporation.

ARTICLE VII

CUMULATIVE VOTING

The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE VIII

ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board of Directors in its sole and absolute discretion.

ARTICLE IX

NUMBER, CLASS AND TERM OF DIRECTORS

(A)NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Subject to the rights of the holders of one or more series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article III, the total number of directors constituting the entire Board of Directors of the Corporation shall be no fewer than five nor more than fifteen, with the then-authorized number of directors fixed from time to time by the Board of Directors.

(B)TERM OF OFFICE. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock and as provided for or fixed pursuant to the provisions of Article III hereof, until the 2024 annual meeting of shareholders, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director. Except as otherwise provided in the Articles of Incorporation, beginning with the 2024 annual meeting of shareholders, each director nominee of the Corporation shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal; provided, however, no terms in effect prior to the 2024 annual meeting shall be shortened. Accordingly, (i) at the 2024 annual meeting of shareholders, the director nominees standing for election to fill directorships held by directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2025 annual meeting of shareholders, (ii) at the 2025 annual meeting of shareholders, the director nominees standing for election to fill directorships held by directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2026 annual meeting of shareholders and (iii) at the 2026 annual meeting of shareholders and each annual meeting of shareholders thereafter, all director nominees shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders.

(C)REMOVAL. Except for such additional directors, if any, as elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article III hereof, any director may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors, voting together as a single class.

(D)VACANCIES.  Subject to the rights of the holders of one or more series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article III, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the shareholders. A director elected to fill a vacancy or a newly created directorship shall hold office for a term expiring at the next succeeding annual meeting of

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APPENDIX A

shareholders, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

ARTICLE X

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subject to the limitations of applicable federal and state banking laws and regulations, the Corporation shall indemnify the present and former officers and directors of the Corporation for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent as required or permitted by the MBCA, as in effect from time to time, or as required or permitted by other provisions of law. Subject to the limitations of applicable federal and state banking laws and regulations, the Board may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Article X, all in the manner, under the circumstances and to the extent permitted by the MBCA, as in effect from time to time. Unless otherwise approved by the Board, the Corporation shall not indemnify any employee of the Corporation who is not otherwise entitled to indemnification pursuant to this Article X.

ARTICLE XI

LIMITATION OF LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article XI shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.76 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article XI (including any predecessor provision).  No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE XII

DIRECTOR ACTION WITHOUT A MEETING

The Board of Directors of the Corporation may take any action, other than an action requiring shareholder approval, by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present.

ARTICLE XIII

CONTROL SHARE ACQUISITIONS

The Corporation shall be subject to the provisions of Section 302A.671 of the MBCA.

ARTICLE XIV

BUSINESS COMBINATION ACT

The Corporation shall be subject to the provisions of Section 302A.673 of the MBCA.

* * * * *

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APPENDIX A

I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person whose signature would be required who has authorized me to sign this document on such person’s behalf, or in both capacities. I further certify that the information in this document is true and correct and in compliance with the MBCA. I further certify that these Third Amended and Restated Articles of Incorporation have been approved by the shareholders pursuant to the MBCA.  I understand that by signing this document, I am subject to the penalties of perjury as set forth in Minn. Stat. Ann. § 609.48 as if I had signed this document under oath.

These Third Amended and Restated Articles of Incorporation shall be effective on the day they are filed with the Secretary of State.

Date: [•], 2023

Signature of Authorized Person

Printed or Typed Name of Authorized Person

Title of Authorized Person

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Appendix B

SECOND AMENDED AND RESTATED BYLAWS

OF

BRIDGEWATER BANCSHARES, INC.

A MINNESOTA CORPORATION

Dated: [•], 2023

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APPENDIX B

SECOND AMENDED AND RESTATED

BYLAWS

OF

BRIDGEWATER BANCSHARES, INC.

ARTICLE I

OFFICES

Section 1.REGISTERED OFFICE. The registered office of Bridgewater Bancshares, Inc. (the “Corporation”) shall be an actual office located within Minnesota as set forth in the Corporation’s Articles of Incorporation; provided that the Board of Directors of the Corporation (the “Board”) may at any time change the registered office by making the appropriate filing with the Minnesota Secretary of State.

Section 2.PRINCIPAL EXECUTIVE OFFICE AND OTHER OFFICES. The principal executive office of the Corporation shall be at the registered office, provided that the Board shall have the power to change the location of the principal executive office. The Corporation may also have other offices at any places, within or without the State of Minnesota, as the Board may designate, or as the business of the Corporation may require, or as may be desirable.

Section 3.BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share register, books of account, and minute books, may be maintained on any information storage device or method if the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

Section 1.PLACE OF MEETING. Meetings of the shareholders shall be held either at the registered office of the Corporation or at any other place, within or without the State of Minnesota, as shall be fixed by the Board and designated in the notice of the meeting or executed waiver of notice. If no meeting place is designated, then the meeting shall be held at the registered office of the Corporation. If the shareholders of the Corporation call a regular meeting of shareholders then it shall be held in the county where the principal executive office is located.

Section 2.ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.

Section 3.SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders may be called by the Chief Executive Officer, the Chairman of the Board, the President, two or more directors, or by the Chairman of the Board or the Chief Executive Officer of the Corporation upon the written request of one or more shareholders of record holding at least 10% of the voting power of all shares entitled to vote (25% if the meeting is for the purpose of considering any action related to a business combination, including an action to change or otherwise affect the composition of the Board for such purpose). Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

Section 4.FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of or vote at any meeting of shareholders or any adjournment thereof, the record date shall be the date specified by the Board or an officer authorized by the Board that is not more than 60 days before the shareholder meeting.

Section 5.NOTICE OF SHAREHOLDERS’ MEETING. Notice stating the place, day, and hour of the meeting, dissenters’ rights, if applicable, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than five days nor more than 60 days before the date of the meeting to each shareholder entitled to

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APPENDIX B

vote at the meeting, and shall be given personally, orally, by mail, or by any electronic communication that the shareholder has consented to if the requirements of Minnesota Business Corporation Act, as amended (the “MBCA”), Section 302A.436, Subdivision 5, as amended from time to time, are met.

Notwithstanding the preceding paragraph, to the extent required by Section 302A.613 of the MBCA, notice of a shareholder meeting to be held for the purpose of voting on a plan of merger or exchange must be given to every shareholder of the Corporation, whether or not entitled to vote, not later than 14 days before the meeting. Notice of such action shall comply with any other requirements set by law.

A shareholder may give waiver of notice either before, at or after the meeting in writing or orally, or shall be deemed to have given waiver of notice by attendance at the meeting or by delivery of a proxy in connection with such meeting except when the shareholder attends for the purpose of objecting to the lawfulness of the meeting or objects to an item considered at the meeting and does not participate.

Section 6.VOTING LISTS. The officer having charge of the share register of the Corporation shall keep at the Corporation’s principal executive office or any other place determined by the Board, a complete list that is not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. In addition, the Corporation shall keep a record of the dates on which certificated or uncertificated shares were issued. The share register shall be made available for inspection by any shareholder at a reasonable time within ten days of the receipt of a written demand.

A voting list shall be prepared as of the record date fixed for any shareholder meeting. Upon written demand or request by any shareholder, the list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting and five days before the meeting.

Section 7.QUORUM OF SHAREHOLDERS. A quorum shall be present for action on any matter at a shareholder meeting if a majority of the outstanding shares entitled to vote are represented at the meeting in person or by proxy. Once a quorum has been established at a meeting, the shareholders present can continue to do business until adjournment of the meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.CONDUCT OF MEETINGS. The Board may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders the Chairman of the Board, or in his or her absence or inability to act, the Chief Executive Officer, or, in his or her absence or inability to act, a director or officer designated by the Board, shall act as chair of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint Secretary of the meeting, shall act as Secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 9.VOTING OF SHARES. Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation or the terms of the shares provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series.

Shareholders take action (other than the election of directors) upon the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on the action at a meeting of shareholders at which a quorum is present (unless the MBCA or Articles of Incorporation require a larger percentage).

If the holders of a class or series of shares are entitled or required to vote separately as a class or series, a separate affirmative vote of a majority of the voting power of the shares of that class or series is required (unless the MBCA or the Articles of Incorporation require a larger percentage) in addition to any other vote required.

Directors are elected by a plurality of the voting power of the shares present and entitled to vote in the election at a meeting at which a quorum is present.

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APPENDIX B

Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Section 10.VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy executed by the shareholder or the shareholder’s attorney-in-fact. The proxy must be authorized by filing a written appointment with an officer of the Corporation or by telephonic transmission or authenticated electronic communication to the Corporation or its duly authorized agent with information sufficient for the Corporation to determine that the shareholder authorized the appointment.

No proxy shall be valid 11 months from the date of its execution unless otherwise provided in the proxy. A proxy may be terminated at will unless the proxy is coupled with an interest in which case it may be terminated only according to the terms of any agreement between the parties to the appointment. The termination may be executed in the same manner as the proxy. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by an officer of the Corporation.

Section 11.ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on the action.

Section 12.ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR DIRECTOR AND OTHER SHAREHOLDER PROPOSALS.

(a)The matters to be considered and brought before any annual or special meeting of shareholders shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 12 of Article II.

(b)For any matter to be brought properly before the annual meeting of shareholders, the matter must be (i) specified in the notice of the annual meeting given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board or (iii) brought before the annual meeting by a shareholder who (1) is a shareholder of record of the Corporation on the date the Shareholder Notice (as defined below) is delivered to the Secretary of the Corporation, (2) is entitled to vote at the annual meeting and (3) complies with the procedures set forth in this Section 12 of Article II.

(c)In addition to any other requirements under applicable law and the Articles of Incorporation and these Bylaws, written notice (the “Shareholder Notice”) of any nomination or other proposal by a shareholder pursuant to Section 12(b)(iii) of Article II must be timely and any proposal, other than a nomination, must constitute a proper matter for shareholder action. To be timely, the Shareholder Notice must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. A Shareholder Notice must contain the following information:

(i)whether the shareholder is providing the notice at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Corporation or the matter the Shareholder Notice relates to, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”);

(ii)the name and address of all Interested Persons;

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APPENDIX B

(iii)a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Corporation or any of its subsidiaries held by all Interested Persons;

(iv)whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the Shareholder Notice by or for the benefit of any Interested Person with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof; and

(v)a representation that the shareholder is a holder of record of stock of the Corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the Shareholder Notice. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act.

The Shareholder Notice shall be updated not later than 10 days after the record date for the determination of shareholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date. Any Shareholder Notice relating to the nomination of directors must also contain (1) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any successor regulation), (2) each nominee’s signed consent to serve as a director of the Corporation if elected and (3) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation). The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s director questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of any applicable committee of the Board under the various rules and standards applicable to the Corporation. Any Shareholder Notice with respect to a matter other than the nomination of directors must contain (x) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by shareholders and (y) a brief written statement of the reasons why such shareholder favors the proposal. Notwithstanding anything in this Section 12(c) of Article II to the contrary, in the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.

(d)For any matter to be brought properly before a special meeting of shareholders, the matter must be set forth in the Corporation’s notice of the meeting given by or at the direction of the Board. In the event that the Corporation calls a special meeting of shareholders for the purpose of electing one or more persons to the Board, any shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of the meeting, if the Shareholder Notice required by Section 12(c) of Article II shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is publicly announced or disclosed.

(e)For purposes of this Section 12 of Article II, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(f)Only persons who are nominated in accordance with the procedures set forth in this Section 12 of Article II shall be eligible for election by shareholders as directors of the Corporation. In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment,

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APPENDIX B

commence a new period (or extend any time period) for the giving of notice as provided in this Section 12 of Article II. This Section 12 of Article II shall not apply to (i) shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act or (ii) the election of directors selected by or pursuant to the provisions of the Articles of Incorporation relating to the rights of the holders of any class or series of stock of the Corporation having a preference over the Common Stock or the Non-Voting Common Stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances.

(g)The chairperson of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 12 of Article II and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 12 of Article II, if the shareholder or a qualified representative of the shareholder does not appear at the annual or special meeting of shareholders of the Corporation to present any such nomination, or make any such proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

ARTICLE III

DIRECTORS

Section 1.POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, subject to powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth under the MBCA, the Articles of Incorporation, or these Bylaws.

Section 2.NUMBER OF DIRECTORS. Except as otherwise provided in the Articles of Incorporation of the Corporation, the total number of directors constituting the entire Board shall be no fewer than five nor more than fifteen, with the then-authorized number of directors fixed from time to time by the Board.

Section 3.TERM OF OFFICE. Except as otherwise provided in the Articles of Incorporation, until the 2024 annual meeting of shareholders, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director. Except as otherwise provided in the Articles of Incorporation, beginning with the 2024 annual meeting of shareholders, each director nominee of the Corporation shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal; provided, however, no terms in effect prior to the 2024 annual meeting shall be shortened. Accordingly, (i) at the 2024 annual meeting of shareholders, the director nominees standing for election to fill directorships held by directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2025 annual meeting of shareholders, (ii) at the 2025 annual meeting of shareholders, the director nominees standing for election to fill directorships held by directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2026 annual meeting of shareholders and (iii) at the 2026 annual meeting of shareholders and each annual meeting of shareholders thereafter, all director nominees shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders.

Section 4.REMOVAL. Except as otherwise provided in the Articles of Incorporation of the Corporation, any director may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors, voting together as a single class.

Section 5.VACANCIES. Except as otherwise provided in the Articles of Incorporation of the Corporation, vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the shareholders. A director elected to fill a vacancy or a newly created directorship shall hold office for a term expiring at the next succeeding annual meeting of shareholders, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

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Section 6.RESIGNATION. A director may resign by providing notice in writing to the Corporation. The resignation shall be effective upon the later of the date of receipt of the notice of resignation or the effective date specified in the notice. Acceptance of the resignation shall not be required to make the resignation effective.

Section 7.MEETINGS OF DIRECTORS. A regular meeting of directors may be held from time to time at any place within or without Minnesota that the Board may select, or solely by remote communication. If the Board fails to select a place for the meeting, the meeting shall be held at the principal executive office of the Corporation.

A regular meeting of the Board shall be held without other notice immediately after and at the place of each regular meeting of shareholders, at which the Board shall elect officers and transact any other business as shall come before the meeting. Other regular meetings of the Board may be held at such times and places within or without Minnesota as the Board may fix by resolution.

Special meetings of the Board may be called by the Chief Executive Officer, by the Chairman of the Board, by any two directors, or by one director if there is only one director.

Section 8.REMOTE COMMUNICATION. Meetings of the Board may be held solely by one or more means of remote communication by which all directors may participate with each other during the meeting, if proper notice of the meeting is given and if the number of directors participating represents a quorum.

The Board may permit a director to participate in a meeting of the Board by conference telephone, two-way teleconference or other means of remote communication authorized by the Board by which the director, other directors participating by remote communication, and all directors physically present at the meeting may participate with each other during the meeting.

Participation by remote communication shall constitute presence in person at the meeting.

Section 9.NOTICE OF DIRECTORS’ MEETINGS. A director may call a special meeting of the Board by giving at least 24 hours’ notice stating the purpose, date, time, and place of the meeting, given to all directors personally, by US Mail, or any electronic communication the director has consented to receive notice at. If the meeting date, time, and place was fixed by the Articles of Incorporation or Bylaws or announced at the previous meeting then no notice is required.

Section 10.WAIVER OF NOTICE OF DIRECTORS’ MEETINGS. Any director entitled to notice of a meeting may give a waiver of notice either before, at, or after the meeting in writing, orally, by authenticated electronic communication, or by attendance. The participation or attendance at a meeting of a director entitled to notice constitutes waiver of notice, unless the director attends for the purpose of objecting to the lawfulness of calling and convening the meeting and does not participate thereafter in the meeting.

Section 11.QUORUM OF DIRECTORS. A majority of the directors currently holding office is a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

Section 12.ACT OF THE BOARD. The Board shall take action by a majority of directors present at a duly held meeting at the time the action is taken but not less than a majority of the minimum percentage or number of directors that would constitute a quorum for the transaction of business at the meeting, except where the MBCA requires the affirmative vote of a larger percentage or number.

Section 13.COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid such compensation for their services as a director as the Board may fix from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Committee members may also be paid their expenses, if any, of attendance at each committee meeting and may be compensated as the Board may determine for attending committee meetings.

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APPENDIX B

Section 14.ACTION BY DIRECTORS WITHOUT A MEETING. An action required or permitted to be taken at a meeting of the Board or a lawfully constituted committee thereof may be taken by written action signed or consented to by authenticated electronic communication by all of the directors or committee members.

If the action need not be approved by the shareholders, written action may be taken by written action signed or consented to by authenticated electronic communication by the number of directors or committee members that would be required to take the same action at a meeting at which all directors or committee members were present. When written action is taken by less than all directors or committee members, all directors and committee members shall be notified promptly of its text and effective date.

The written action is effective when signed or consented to by authenticated electronic communication by the required number of directors or committee members unless a different effective time is provided in the written action.

Section 15.COMMITTEES OF THE BOARD.

(a)The Board, by resolution adopted by a majority of the entire Board, may establish committees to serve at the pleasure of the Board and to exercise the authority of the Board to the extent provided in the resolution establishing the committee and permitted by law. A committee will consist of one or more natural persons, who need not be directors, appointed by the affirmative vote of a majority of the directors present.

(b)No committee of the Board, unless the resolution designating a particular committee expressly so provides, shall have the authority to:

(i)Fill vacancies on the Board or on any of its committees.

(ii)Amend or adopt a resolution proposing an amendment to the Articles of Incorporation.

(iii)Adopt, amend, or repeal Bylaws.

(iv)Authorize a distribution.

(v)Authorize the issuance of shares of the Corporation.

(c)The designation of a committee of the Board and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

Section 16.DIRECTORS EMERITUS/ADVISORY DIRECTORS. The Board may by resolution appoint directors emeritus or advisory directors who shall have such authority and receive such compensation and reimbursement as the Board shall provide.  Directors emeritus or advisory directors shall not have the authority to participate by vote in the transaction of business.

ARTICLE IV

OFFICERS

Section 1.POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board and shall be a Chief Executive Officer and Chief Financial Officer and any other officers, including assistant officers and agents, as may be deemed necessary by the Board. The Chief Executive Officer may appoint any other officers, including assistant officers and agents, other than the Chief Financial Officer, as may be deemed necessary. Any two or more offices may be held by the same person.

Officers shall be elected annually at each regular meeting of the Board held after each regular meeting of shareholders. Each officer shall serve until a successor is elected and qualified or until the death, resignation or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board.

Section 2.RESIGNATIONS, REMOVAL, AND VACANCIES. The Board, by a resolution approved by the affirmative vote of a majority of the directors present, may remove an officer at any time, with or without cause. The Chief

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Executive Officer may remove an officer appointed by the Chief Executive Officer or an officer appointed by the Board, other than the Chief Financial Officer, with or without cause. The removal of any officer shall be subject to any shareholder control agreement and without prejudice to the any contractual rights of the officer removed.

Any officer may resign at any time by giving written notice to the Corporation. Resignation is effective, without acceptance, when the notice is given to the Corporation, unless the notice provides a later effective date.

A vacancy due to death, resignation, removal, disqualification, or other cause may, or in the case of a vacancy in the office of the Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term in the manner determined by the Board.

Section 3.POWERS AND DUTIES OF OFFICERS. The powers and duties of the Chief Executive Officer and Chief Financial Officer shall be as set forth below:

(a)The Chief Executive Officer shall have general active management of the business of the Corporation; when present, preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if such officer shall not be elected, at all meetings of the Board; see that all orders and resolutions of the Board are carried into effect; sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated to some other officer or agent of the Corporation by or in accordance with the Articles of Incorporation or these Bylaws or by the Board; maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders; and perform other duties prescribed by the Board.

(b)The Chief Financial Officer shall keep accurate financial records for the Corporation, deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board; endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board, making proper vouchers therefore; disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; render to the Chief Executive Officer or the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation; and perform other duties prescribed by the Board or by the Chief Executive Officer.

The powers, rights, duties, responsibilities, and terms in office of any other officers shall be as set forth from time to time by resolution of the Board.

In the absence of a designation of the powers, rights, duties, responsibilities, and terms in office, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board. Officers may delegate some or all of the duties and powers of an office to other persons.

Section 4.EXECUTION OF AGREEMENTS. All agreements of the Corporation shall be executed on behalf of the Corporation by (a) the Chief Executive Officer, (b) such other officer or employee of the Corporation authorized in writing by the Chief Executive Officer, with such limitations or restrictions on such authority as the Chief Executive Officer deems appropriate, or (c) such other person as may be authorized by the Board.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subject to the limitations of applicable federal and state banking laws and regulations, the Corporation shall indemnify the present and former officers and directors of the Corporation for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent as required or permitted by the MBCA, as in effect from time to time, or as required or permitted by other provisions of law. Subject to the limitations of applicable federal and state banking laws and regulations, the Board may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Article V, all in the manner, under the circumstances and to the extent permitted by the MBCA, as in effect from time to time. Unless otherwise approved by the Board, the Corporation shall not indemnify any employee of the Corporation who is not otherwise entitled to indemnification pursuant to this Article V.

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APPENDIX B

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

Section 1.REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Minnesota, or giving proxies with respect to those shares.

Section 2.UNCERTIFICATED SHARES. The shares of the Corporation shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the new owner of the shares the following information:

(a)the name of the Corporation;

(b)a statement that the Corporation is incorporated under the laws of Minnesota;

(c)the name of the person to whom the shares are issued; and

(d)the number and class of shares, and the designation of the series, if any.

Notwithstanding the foregoing, the Corporation shall issue a share certificate upon request by a shareholder, and each such certificate shall be signed by the Chief Executive Officer and Secretary of the Corporation.

Section 3.TRANSFER OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of shares may be restricted by a reasonable written restriction that is included in information sent to the holders of uncertificated shares.

Section 4.DISTRIBUTIONS AND SHARE DIVIDENDS. The Board may from time to time declare, and the Corporation may make, distributions to its shareholders in cash or other property (other than the Corporation’s shares), or a dividend of shares of the Corporation, to the extent permitted by the Articles of Incorporation and the MBCA.

ARTICLE VII

AMENDMENT OF BYLAWS

Subject to the rights of shareholders under and any limitations imposed by the MBCA, the Board may adopt, amend, or repeal Bylaws; provided, however, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a Bylaw to increase the number of directors.

ARTICLE VIII

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal courts in Hennepin County, Minnesota shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the MBCA, the Articles of Incorporation, or the Bylaws of the Corporation, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein.

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ARTICLE IX

MISCELLANEOUS

Section 1.CHECKS, DRAFTS, AND OTHER INSTRUMENTS. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board.

Section 2.FISCAL YEAR. The fiscal year of the Corporation shall commence on January 1 of each year.

Section 3.CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 4.INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

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Appendix C

BRIDGEWATER BANCSHARES, INC.

2023 EQUITY INCENTIVE PLAN

Article 1

INTRODUCTION

Section 1.1Purpose, Effective Date and Term. The purpose of this Bridgewater Bancshares, Inc. 2023 Equity Incentive Plan, as may be amended from time to time (the “Plan”) is to promote the growth, profitability, and long-term financial success of the Company and its Subsidiaries; to incentivize employees, directors and service providers of the Company and its Subsidiaries to achieve long-term corporate objectives; to attract and retain employees, directors, and service providers who can and do contribute to such financial success, and to further align their interests with those of the Shareholders; and to provide such individuals with an opportunity to acquire Shares. The “Effective Date” of the Plan, and the date upon which the Plan will be deemed to be adopted by the Board, is April 25, 2023, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2Participation. Each employee and director of, and service provider to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award shall not become vested prior to the date such individual commences such services.

Section 1.3Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2

AWARDS

Section 2.1General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing Award under the Plan, or an existing award under any other plan of the Company or a Subsidiary, or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date, or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

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(b)Stock Appreciation Rights. A stock appreciation right (a “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

(c)Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards, by the Committee. Such Awards may include bonus shares, stock units, performance shares, performance units, restricted stock, deferred stock units, restricted stock units or any other equity-based Award as determined by the Committee.

(d)Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash (or Shares having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement) determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO granted to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall not be less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity or under any other plan of the Company or a Subsidiary. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company following exercise a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashier’s check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3Restrictions on Awards.  If the right to become vested in an Award (other than a cash incentive Award) granted to an employee Participant is solely conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, or other Awards, then the required period of service for full vesting shall not be less than one year (subject to acceleration of vesting, to the extent permitted by the Committee, as provided herein); provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (a) any replacement Award granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries; (b) any Stock delivered in lieu of fully vested cash obligations; (c) any Awards to non-employee Director Participants that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of Shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (d) any additional Awards the Committee may grant, up to a maximum of five percent of the available Share reserve authorized for issuance under the Plan pursuant to Section 3.2(a); provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a corporate transaction, in the terms of the Award Agreement or otherwise.

Section 2.4Dividends and Dividend Equivalents.  Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments

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may be made currently or credited to an account for the Participant, may be settled in cash or Shares, at the discretion of the Committee, and may be subject to terms or provisions similar to the underlying Award or such other terms and conditions as the Committee may deem appropriate; provided that in no event may such payments or deliveries be made unless and until the Award to which they relate vests; provided, further, that interest may be credited on the amount of such dividend payments or dividend equivalent payments at a rate and subject to terms determined by the Committee. If such Award is forfeited, the Participant shall have no right to such dividend payments or dividend equivalent payments or any accrued interest on such payments.

Section 2.5Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a Participant shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.6Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Article 3

SHARES SUBJECT TO PLAN

Section 3.1Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2Share Limitations.

(a)Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 1,500,000 Shares (all of which may be granted as ISOs and all of which may be granted as full value awards). The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. For purposes of this Section 3.2, tandem Awards shall not be double-counted and Awards payable solely in cash shall not be counted.  For the avoidance of doubt, all existing awards granted under any other plan of the Company or a Subsidiary prior to the Effective Date, will remain in full force and effect and will continue to be governed by the terms of the applicable plan and the award agreements thereunder.

(b)Reuse of Shares.

(i)To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited (including unvested stock awards), canceled, or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

(ii)With respect to SARs that are settled in Shares, the full number of covered Shares set forth in the Award Agreement shall be counted for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii)If the exercise price of any stock option granted under the Plan is satisfied by tendering Shares to the Company (whether by actual delivery or by attestation and whether or not such surrendered Shares were

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acquired pursuant to an award) or by the net exercise of the award, the full number of covered Shares set forth in the Award Agreement shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iv)If the withholding tax liabilities arising from an Award are satisfied by the tendering of Shares to the Company (whether by actual delivery or by attestation and whether or not such tendered Shares were acquired pursuant to an award) or by the withholding of or reduction of Shares by the Company, such Shares shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

Section 3.3Limitations on Grants to Director Participants. The maximum number of Shares subject to Awards granted during a single calendar year to any Director Participant, together with any cash fees paid to such Director Participant during such calendar year, shall not exceed a total value of $400,000. For purposes of this Section 3.3, the value of any Share based Awards shall be determined based on the grant date fair value of such Awards computed in accordance with FASB ASC Topic 718 (or any successor provision in accordance with GAAP).

Section 3.4Corporate Transactions; No Repricing.

(a)Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar event which the Committee determines affects the Shares such that an adjustment pursuant to this Section 3.4(a) is appropriate to prevent the enlargement or dilution of rights), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2, and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b)No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5Delivery of Shares.  Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

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APPENDIX C

Article 4

CHANGE IN CONTROL

Section 4.1Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:

(a)Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately, if (i) the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control; or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason within 24 months following such Change in Control.

(b)Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:

(i)If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, but in any event, based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.

(ii)If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, but in any event based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become fully earned and vested immediately upon the Change in Control.

Section 4.2Definition of Change in Control.

(a)For purposes of the Plan, “Change in Control” means the first to occur of the following:

(i)The consummation of the acquisition by any “person” (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding Voting Securities of the Company;

(ii)During any 12-month period, the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless either the election of, or the nomination for election by, the Shareholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of the Plan be considered as a member of the Board; or

(iii)The consummation by the Company of (A) a merger, consolidation or other similar transaction if the Shareholders immediately before such merger, consolidation or other similar transaction do not, as a result of such merger, consolidation or other similar transaction, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (B) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(b)Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 50% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of an entity or (ii) any entity that, immediately after such acquisition, is

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owned directly or indirectly by the Shareholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

(c)Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the “Subject Person”) acquires beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall be deemed to have occurred.

(d)Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

Article 5

COMMITTEE

Section 5.1Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “independent director” (within the meaning of the rules of the securities exchange that then constitutes the principal listing for the Stock), in each case to the extent required by the Exchange Act or the applicable rules of the securities exchange which then constitutes the principal listing for the Stock, respectively.  Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2Powers of Committee. The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:

(a)The Committee shall have the authority and discretion to select from among the Company’s and each Subsidiary’s employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)The Committee shall have the authority and discretion to interpret the Plan and all Award Agreements, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)The Committee shall have the authority to define terms not otherwise defined in the Plan.

(d)Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(e)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

(f)Subject to Section 6.1 and as permitted under Code Section 409A, the Committee shall have the authority to amend any outstanding Award Agreement in any respect, including, without limitation, to: (i) accelerate the time or times at which the Award becomes vested or unrestricted (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award will be restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award); (ii) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in

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connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award); (iii) waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions; and (iv) reflect a change in the Participant’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities or changes between employee, director, or service provider status).

(g)The Committee shall have the authority to determine, at any time, whether, to what extent and under what circumstances and the method or methods: (i) Awards may be settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award, including the effect on any repayment provisions under the Plan or Award Agreement); (ii) Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee; (iii) to the extent permitted under applicable law, loans (whether or not secured by Shares) may be extended by the Company with respect to any Awards; and (iv) Awards may be settled by the Company, any of its Subsidiaries or affiliates or any of their designees.

Section 5.3Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity, the Plan, the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it.  The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article 6

AMENDMENT AND TERMINATION

Section 6.1General. Unless otherwise determined by the Board, Shareholder approval of any amendment to or termination of the Plan will be obtained only to the extent necessary to comply with any applicable laws, regulations, or rules of a securities exchange on which the Shares are traded or self-regulatory agency, and, subject to the foregoing, the Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4, Section 6.2 or otherwise provided hereunder), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be delivered under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any

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amendment to an Award made pursuant to this Section 6.2, Section 2.6, Section 3.4 or otherwise provided hereunder, without further consideration or action.

Article 7

GENERAL TERMS

Section 7.1No Implied Rights.

(a)No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b)No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2Transferability. Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies, other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members, and charitable organizations; and provided, further, that such transfers shall not be made for value to the Participant and in no event shall any Award be sold, assigned, or transferred to any third-party financial institution.  All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all Awards except ISOs, by those permitted transferees determined by the Committee in accordance with this Section 7.2. Any transferee shall be bound by and subject to all of the terms and conditions of the Plan and Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations.

Section 7.3Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.

Section 7.5Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification,

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or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns (c) by withholding from wages or other amounts otherwise payable to the Participant; or (d) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (d) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction, or such lesser amount as established by the Company.

Section 7.9Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.10Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.11No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.12Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Minnesota without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.13Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.14Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

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Bridgewater Bancshares, Inc.

Attn: Ben Klocke

4450 Excelsior Blvd., Suite 100
St. Louis Park, MN 55416

Such communications shall be deemed given:

(a)In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)In the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by facsimile, U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s General Counsel.

Section 7.16Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (a) the Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

Section 7.17Breach of Restrictive Covenants.  Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether before or after the Participant's Termination of Service, in addition to and not in limitation of any other rights, remedies, damages, penalties or restrictions available to the Company under the Plan, an Award Agreement, any other agreement between the Participant and the Company or a Subsidiary, or otherwise at law or in equity, the Participant shall forfeit or pay to the Company:

(a)Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b)Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service;

(c)The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d)The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

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Unless the applicable Award Agreement expressly displaces or limits the Company’s rights under this Section 7.17 with a reference to the same, any forfeiture provision contained in an Award Agreement shall be construed as an additional, non-exclusive remedy in the event of the Participant’s breach of a restrictive covenant.

Section 7.18Electronic Delivery. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically to a Participant, or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Company or another third party selected by the Committee. The form of delivery of any Shares (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company.

Article 8

DEFINED TERMS; CONSTRUCTION

Section 8.1Definitions. In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)“10% Shareholder” means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.

(b)“Award” means an award under the Plan.

(c)“Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required. Each Award Agreement shall be subject to the terms and conditions of the Plan, and, if there is any conflict between the Award Agreement and the Plan, the Plan shall control.

(d)“Board” means the Board of Directors of the Company.

(e)If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, and unless otherwise provide in the Award Agreement, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of the Participant's duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.

Further, subject to applicable law, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(f)“Change in Control” has the meaning ascribed to it in Section 4.2.

(g)“Code” means the Internal Revenue Code of 1986.

(h)“Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

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(i)“Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(j)“Company” means Bridgewater Bancshares, Inc., a Minnesota corporation.

(k)“Deferred Compensation” has the meaning ascribed to it in Section 2.6.

(l)“Director Participant” means a Participant who is a member of the Board or the board of directors of a Subsidiary that is not otherwise an employee of the Company or a Subsidiary.

(m)“Disability” means, unless otherwise provided for in the Award Agreement, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(n)“Effective Date” has the meaning ascribed to it in Section 1.1.

(o)“Exchange Act” means the Securities Exchange Act of 1934.

(p)“Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Section 422 of the Code.

(q)“Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor thereto.

(r)If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, and unless otherwise provide in the Award Agreement, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(i)A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

(ii)A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

(iii)Relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) – (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

(s)“ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.

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(t)“Participant” has the meaning ascribed to it in Section 1.2.

(u)“Plan” has the meaning ascribed to it in Section 1.1.

(v)“Policy” has the meaning ascribed to it in Section 7.16.

(w)“SAR” has the meaning ascribed to it in Section 2.1(b).

(x)“Securities Act” means the Securities Act of 1933.

(y)“Share” means a share of Stock.

(z)“Shareholders” means the shareholders of the Company.

(aa)“Stock” means the common stock of the Company, $0.01 par value per share.

(bb)“Subject Person” has the meaning ascribed to it in Section 4.2(c).

(cc)“Subsidiary” means any corporation or other entity that would be a “subsidiary corporation,” as defined in Section 424(f) of the Code, with respect to the Company.

(dd)“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(iii)The Participant’s cessation as an employee or service provider shall not be deemed to occur if such Participant continues to serve as a director of the Company or a Subsidiary immediately following such cessation.

(iv)The Participant’s cessation as a director shall not be deemed to occur if such Participant continues to serve as an employee or service provider of the Company or a Subsidiary immediately following such cessation.

(v)If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(vi)A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of services under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(vii)Notwithstanding the foregoing, in the event that any Award constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

76	Bridgewater Bancshares, Inc.

APPENDIX C

(ee)“Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2Construction. In the Plan, unless otherwise stated, the following uses apply:

(a)Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion;

(b)References to a statute or law shall refer to the statute or law and any amendments and any successor statutes or laws, and to all regulations promulgated under or implementing the statute or law, as amended, or its successors, as in effect at the relevant time;

(c)In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, and including”;

(d)References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)The words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g)All references to articles and sections are to articles and sections in the Plan unless otherwise specified;

(h)All words used shall be construed to be of such gender or number as the circumstances and context require;

(i)The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)Any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

2023 Proxy Statement	77

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D98544-P82658 Nominees: 01) David B. Juran 02) Thomas P. Trutna 03) Todd B. Urness NOTE: This proxy will be voted in the discretion of the named proxies upon all other matters that may properly be brought before the meeting and any adjournments or postponements of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR proposal 2: The Board of Directors recommends you vote FOR proposal 3: The Board of Directors recommends you vote FOR proposal 4: The Board of Directors recommends you vote FOR proposal 5: 3. Approval of the Third Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws to increase the maximum number of directors of the Company from eleven (11) to fifteen (15). 4. Approval of the Bridgewater Bancshares, Inc. 2023 Equity Incentive Plan. 5. Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023. 2. Approval of the Third Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws to declassify the Company's board of directors. 1. Election of three Class II Directors For All Withhold All For All Except Yes No HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. ! ! BRIDGEWATER BANCSHARES, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following Class II Directors: BRIDGEWATER BANCSHARES, INC. 4450 EXCELSIOR BLVD., SUITE 100 ST. LOUIS PARK, MN 55416 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain For Against Abstain For Against Abstain ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 24, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BWB2023 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 24, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at https://materials.proxyvote.com/108621 D98545-P82658 BRIDGEWATER BANCSHARES, INC. Annual Meeting of Shareholders April 25, 2023 2:00 p.m. This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Ben M. Klocke and Nick L. Place, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of BRIDGEWATER BANCSHARES, INC. that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held at 2:00 p.m., Central Time on April 25, 2023, at the virtual shareholder meeting, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side